ASSET PURCHASE AGREEMENT

                                  by and among

                            AUTOMATIC SYSTEMS, INC.,

                          COLUMBUS McKINNON CORPORATION

                                       and

                              ASI ACQUISITION CORP.

                            Dated as of May 10, 2002



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                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

ARTICLE 1 DEFINITIONS........................................................1
     1.1      DEFINITIONS....................................................1
ARTICLE 2 SALE AND PURCHASE OF ASSETS........................................5
     2.1      PURCHASE AND SALE..............................................5
     2.2      EXCLUDED ASSETS................................................6
     2.3      ASSUMED OBLIGATIONS............................................7
     2.4      EXCLUDED LIABILITIES...........................................7
     2.5      PURCHASE PRICE AND PAYMENT FOR ASSETS..........................7
ARTICLE 3 CLOSING AND TERMINATION............................................8
     3.1      CLOSING........................................................8
     3.2      CLOSING DELIVERIES.............................................8
     3.3      TERMINATION....................................................9
ARTICLE 4 FINAL BALANCE SHEET...............................................10
     4.1      PREPARATION OF FINAL BALANCE SHEET............................10
     4.2      CM ADJUSTMENT.................................................10
     4.3      FAILURE TO RESOLVE DISPUTES...................................10
     4.4      CM ADVANCES...................................................10
     4.5      RECEIPTS FROM SPECIAL RECEIVABLES.............................11
     4.6      REPAYMENT OF CM...............................................11
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE SELLER......................11
     5.1      ORGANIZATION OF THE SELLER AND THE SUBSIDIARY; AUTHORITY......11
     5.2      CAPITALIZATION OF THE SELLER; AUTHORITY.......................11
     5.3      SUBSIDIARY....................................................11
     5.4      ABILITY TO CARRY OUT THE AGREEMENT............................12
     5.5      FINANCIAL STATEMENTS..........................................12
     5.6      TITLE TO PROPERTIES; ABSENCE OF LIENS.........................13
     5.7      LITIGATION....................................................13
     5.8      COMPLIANCE WITH LAW...........................................14
     5.9      CONTRACTS.....................................................14
     5.10     BROKERS AND INTERMEDIARIES....................................15
     5.11     TAX MATTERS...................................................15
     5.12     EMPLOYEE BENEFITS.............................................16
     5.13     INTELLECTUAL PROPERTY.........................................16
     5.14     ENVIRONMENTAL MATTERS.........................................17
     5.15     ABSENCE OF CERTAIN CHANGES....................................18
     5.16     EMPLOYEES, LABOR MATTERS, ETC.................................19
     5.17     ACCOUNTS RECEIVABLE...........................................20
     5.18     MAJOR CUSTOMERS; BACKLOG......................................20
     5.19     AFFILIATE TRANSACTIONS........................................21



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     5.20     INVENTORIES...................................................21
     5.21     INSURANCE.....................................................21
     5.22     BOOKS AND RECORDS.............................................21
     5.23     CONDITION AND SUFFICIENCY OF ASSETS...........................21
     5.24     GENERAL REPRESENTATION AND WARRANTY...........................22
     5.25     DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES;
                    KNOWLEDGE; DISCLOSURE...................................22
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE BUYER.......................23
     6.1      ORGANIZATION AND AUTHORITY OF THE BUYER.......................23
     6.2      ABILITY TO CARRY OUT THE AGREEMENT............................23
     6.3      FINANCIAL ABILITY TO PERFORM..................................23
     6.4      BROKERS AND INTERMEDIARIES....................................23
     6.5      INFORMATION...................................................24
ARTICLE 7 CERTAIN COVENANTS AND AGREEMENTS  OF THE SELLER AND THE BUYER.....24
     7.1      ACCESS AND INFORMATION........................................24
     7.2      REGULATORY FILINGS............................................24
     7.3      CONDUCT OF BUSINESS; INTERCOMPANY ACCOUNTS....................24
     7.4      EMPLOYEE MATTERS..............................................25
     7.5      TAX MATTERS...................................................27
     7.6      NON-SOLICITATION..............................................28
     7.7      BOOKS AND RECORDS.............................................28
     7.8      ANNOUNCEMENT..................................................29
     7.9      EFFORTS.......................................................29
     7.10     EXCLUSIVE DEALING.............................................29
     7.11     NON-COMPETITION...............................................29
     7.12     CONSENTS......................................................30
     7.13     STAY PAY AGREEMENTS...........................................30
     7.14     ANCILLARY AGREEMENTS..........................................30
     7.15     CERTAIN CONSENTS..............................................30
     7.16     CHANGE OF NAME................................................30
     7.17     CONFIDENTIALITY...............................................31
     7.18     CM OBLIGATIONS................................................31
     7.19     BUYER OBLIGATIONS.............................................31
     7.20     REMITTANCE....................................................31
ARTICLE 8 CONDITIONS PRECEDENT OF THE SELLER................................31
     8.1      REPRESENTATIONS AND WARRANTIES................................31
     8.2      AGREEMENTS....................................................32
     8.3      BUYER CERTIFICATE.............................................32
     8.4      NO INJUNCTION.................................................32
     8.5      CONSENTS......................................................32
     8.6      LENDERS ACTION; RELEASE OF SECURITY INTERESTS.................32
     8.7      MISCELLANEOUS CLOSING DELIVERIES..............................32
ARTICLE 9 CONDITIONS PRECEDENT OF THE BUYER.................................32
     9.1      REPRESENTATIONS AND WARRANTIES................................33
     9.2      AGREEMENTS....................................................33
     9.3      THE SELLER'S CERTIFICATE......................................33



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     9.4      NO INJUNCTION.................................................33
     9.5      CONSENTS......................................................33
     9.6      NO MATERIAL ADVERSE CHANGE....................................33
     9.7      RELEASE OF SECURITY INTERESTS.................................33
     9.8      FINAL BALANCE SHEET...........................................33
     9.9      MISCELLANEOUS CLOSING DELIVERIES..............................33
     9.10     RELEASE OF NONCOMPETITION AND ASSIGNMENT......................34
     9.11     AVAILABLE FINANCING...........................................34
     9.12     ENVIRONMENTAL.................................................34
ARTICLE 10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................34
ARTICLE 11 INDEMNIFICATION..................................................34
     11.1     INDEMNIFICATION OF THE BUYER AND ITS AFFILIATES...............34
     11.2     INDEMNIFICATION OF THE SELLER AND ANY AFFILIATE
                  OF THE SELLER.............................................35
     11.3     REMEDIES......................................................37
     11.4     CERTAIN LIMITATIONS...........................................37
     11.5     SURVIVAL......................................................38
ARTICLE 12 MISCELLANEOUS....................................................39
     12.1     FURTHER ASSURANCES; COOPERATION...............................39
     12.2     EXPENSES......................................................39
     12.3     APPLICABLE LAW................................................39
     12.4     NOTICES.......................................................39
     12.5     ENTIRE AGREEMENT..............................................40
     12.6     AMENDMENTS....................................................40
     12.7     HEADINGS; REFERENCES..........................................40
     12.8     COUNTERPARTS..................................................41
     12.9     PARTIES IN INTEREST; ASSIGNMENT...............................41
     12.10    SEVERABILITY; ENFORCEMENT.....................................41
     12.11    WAIVER........................................................41
     12.12    RELATIONSHIP BETWEEN THE PARTIES..............................41
     12.13    WAIVER OF CONSEQUENTIAL DAMAGES AND JURY TRIAL................42
     12.14    ARBITRATION...................................................42
     12.15    WAIVER OF CERTAIN CONFLICTS...................................43
     12.16    RISK OF LOSS..................................................43
     12.17    CM SUPPLY CONTRACTS...........................................43
















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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT dated as of May 10, 2002 (herein, together with the Schedules attached hereto, referred to as the "AGREEMENT") by and among AUTOMATIC SYSTEMS, INC., a Missouri corporation (the "SELLER"), COLUMBUS McKINNON CORPORATION, a New York corporation ("CM"), and ASI ACQUISITION CORP., a Missouri corporation (the "BUYER").

                              W I T N E S S E T H :

         WHEREAS, CM is the record and beneficial owner of all the authorized, issued and outstanding shares of capital stock of the Seller;

         WHEREAS, upon the terms and conditions hereinafter set forth, the Seller desires to sell and the Buyer desires to purchase substantially all of the assets of Seller;

         NOW, THEREFORE, in reliance upon the representations and warranties made herein and in consideration of the mutual agreements herein contained, the Buyer and the Seller hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

     1.1  DEFINITIONS.   For purposes of  this  Agreement,  the following  terms
shall have the meanings set forth below; other terms used in this Agreement are defined in the context in which they occur:

          "ACCOUNTING PRINCIPLES" means the accounting principles, policies and procedures set forth on SCHEDULE 1.1.

          "ACCOUNTS RECEIVABLE" means trade receivables, retention receivables and revenue in excess of billings and any other accounts receivable of Seller and the Subsidiary.

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such other Person.

          "AGREEMENT" shall have the meaning set forth in the forepart of this Agreement.

          "ASSETS" shall have the meaning set forth in Section 2.1.

          "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning set forth in Section 3.2(a)(ii).

          "ASSUMED OBLIGATIONS" shall have the meaning set forth in Section 2.3.

          "ASSUMED PORTION" means the amount due to the employees of Seller under the Stay Pay Agreement for post Closing service with the Buyer, up to $775,000.

          "BRYAN CAVE" shall mean Bryan Cave LLP, legal counsel to the Buyer.

          "BUYER INDEMNITEE" and "BUYER INDEMNITEES" shall have the respective meanings set forth in Section 11.1.

          "CLOSING" shall have the meaning set forth in Section 3.1.

          "CLOSING DATE" shall have the meaning set forth in Section 3.1.

          "CM" shall have the meaning set forth in the preamble to this Agreement.

          "CODE" means the Internal Revenue Code of 1986, as amended or, if appropriate, any predecessor statute.

          "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated August 14, 2001 between ABN AMRO Incorporated, on behalf of CM and George K. Baum Merchant Banc LLC.

          "CONFIDENTIAL INFORMATION MEMORANDUM" shall have the meaning set forth in Section 5.25.

          "CONTRACTS" means written contracts or other binding agreements.

          "CONTROL" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

          "COSTS" shall have the meaning set forth in Section 11.1.

          "DAMAGES" shall have the meaning set forth in Section 11.1.

          "DISCLOSED  INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 5.13(a).

          "EARNOUT" shall have the meaning set forth in Section 2.5(b).

          "EARNOUT  AGREEMENT"  shall  have the  meaning  set  forth in  Section
2.5(b).

          "ENCUMBRANCES" shall have the meaning set forth in Section 5.6.

          "ENVIRONMENTAL LAW" means any federal, state or local statute, law or regulation, in effect on the date hereof relating to pollution or protection of the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ESCROW AGENT" shall mean Fleet National Bank.




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          "ESCROW  AGREEMENT"  shall  mean  the  Escrow  Agreement  in the  form attached hereto as Schedule 3.2(a).

          "ESCROW AMOUNT" shall mean $1,750,000.

          "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.2.

          "EXCLUDED  LIABILITIES"  shall have the  meaning  set forth in Section
2.4.

          "FINAL TERMINATION DATE" shall have the meaning set forth in Section 3.3(b).

          "FINAL BALANCE SHEET" shall have the meaning set forth in Section 4.1.

          "HAZARDOUS MATERIALS" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

          "INTELLECTUAL PROPERTY" means all registered and unregistered intellectual property rights of and in which Seller and the Subsidiary have any interest which are used in connection with the conduct of their businesses, including without limitation, all of the following items along with all income, royalties, damages, equitable relief and payments due or payable prior to or at the Closing or thereafter (including, without limitation, damages, equitable relief and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world): (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof;
(ii) trademarks, service marks, industrial designs, trade dress, internet domain names and web sites, logos, topographies, trade names and corporate names (other than those owned or used by CM or any of its Affiliates, other than the Seller or the Subsidiary), together with all goodwill associated therewith; registered and unregistered copyrights, copyrightable works and mask works; (iii) all registrations, applications and renewals for any of the foregoing; (iv) trade secrets and confidential information (including, without limitations, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, customer and supplier lists and related information); (v) computer software and software systems owned or licensed by the Seller or the Subsidiary (including, without limitation, data, databases and related documentation), other than the computer software and software systems owned or licensed by CM;
(vi) other proprietary rights; (vii) licenses or other agreements to or from third parties regarding the foregoing; and (viii) all copies and tangible embodiments of the foregoing (in whatever form or medium).

          "INTERCREDITOR AGREEMENT" shall have the meaning set forth in Section 9.11.

          "LIABILITIES"  means all of the  liabilities  and  obligations  of the
Seller  and  the  Subsidiary   determined  in  accordance  with  the  Accounting
Principles, other than the Excluded Liabilities.

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          "LICENSES" means permits,  licenses,  franchises,  orders,  approvals, consents, certificates, registrations and other authorizations or other similar rights granted by foreign, federal, provincial, state and any local governments, governmental agencies, judicial authority or regulatory body.

          "LOSSES" shall have the meaning set forth in Section 11.1.

          "MATERIAL ADVERSE EFFECT" means any effect on the Seller and the Subsidiary that is materially adverse to the financial condition, assets, liabilities or operations of the Seller and the Subsidiary in excess of $200,000, except Material Adverse Effect shall not include any effect resulting from (i) any occurrence, condition or circumstance affecting the material handling or conveyor industries generally, (ii) any changes in general economic conditions, stock or other trading markets or regulatory or political conditions or (iii) the matters referred to in SCHEDULES 5.23 AND 5.24.

          "NET VALUE" means the excess of the value of the Assets over the Liabilities, as reflected on the Final Balance Sheet.

          "NOTE" shall have the meaning set forth in Section 2.5(a)(ii).

          "PENDING FIELD ORDER" shall mean, consistent with the Seller's past practice, field orders in process but for which final written approval has not as yet been obtained.

          "PERSON"  means  an  individual,  corporation,  partnership,  trust or
unincorporated   organization  or  a  government  or  any  agency  or  political subdivision thereof.

          "PHILLIPS LYTLE" shall mean Phillips, Lytle, Hitchcock, Blaine & Huber LLP, legal counsel to CM and the Seller.

          "PRE-CLOSING PERIOD" shall mean any period which ends on or before the Closing Date.

          "PROPERTY" shall have the meaning set forth in Section 5.14.

          "PURCHASE PRICE" shall have the meaning set forth in Section 2.5(a).

          "REAL PROPERTY" shall have the meaning set forth in Section 5.6.

          "REFERENCE SHAREHOLDER'S EQUITY" shall mean $43,752,678.

          "RESTRICTED  BUSINESS"  shall  have the  meaning  set forth in Section
7.11.

          "RETURNS" means all returns, reports, estimates, information returns and statements of any nature with respect to Taxes.

          "SELLER  BENEFIT  PLANS"  shall have the  meaning set forth in Section
5.12.

          "SELLER INDEMNITEE" and "SELLER INDEMNITEES" shall have the respective meanings set forth in Section 11.2.

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


          "SPA" shall have the meaning set forth in Section 9.10.

          "SPECIAL  RECEIVABLES"  shall mean the Accounts  Receivable  listed on
SCHEDULE 1.1(A) which shall have the net value reflected in such Schedule.

          "STAY PAY AGREEMENT" shall have the meaning set forth in Section 7.13.

          "SUBSIDIARY" means Automatic Systems Conveyors, Limited, a Canadian corporation.

          "SURVEY" shall have the meaning set forth in Section 3.2(a)(i).

          "TAX" or "TAXES" means any federal, state, local or foreign income, gross receipts, value added, profits, franchise, transfer, sales, use, payroll, occupation, property (real or personal), excise and similar taxes (including interest, penalties or additions to such taxes).

          "TRANSITIONAL  SERVICES AGREEMENT" shall have the meaning set forth in
Section 3.2(a)(vi).


                                   ARTICLE 2

                           SALE AND PURCHASE OF ASSETS

     2.1 PURCHASE AND SALE. On the terms and subject to the conditions contained in this Agreement, except as hereafter provided, at the Closing, Buyer shall purchase from the Seller, and the Seller shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase from Seller free and clear of all Encumbrances (except for Assumed Obligations), all rights, titles and interests of every kind and nature in and to all of the assets and properties owned, licensed or leased by the Seller (including indirect and other forms of beneficial ownership) as of the Closing Date, which are used in, useful for or otherwise associated with the business conducted by the Seller, whether tangible, intangible, personal or real and wherever located and by whomever possessed, including without limitation, all of the following assets, but in all cases excluding all Excluded Assets (the "Assets"):

          (a) Seller's right, title and interest in and to the Real Property described in SCHEDULE 5.6 (including, without limitation, fixtures, fittings and improvements thereon, easements, servitudes, rights of way and the appurtenances thereto, including appurtenant rights in and to public streets, whether or not vacated);

          (b)  all  tangible  personal  property  consisting  of the  equipment,
machinery,  office  equipment,   furniture,  fixtures,  leasehold  improvements,
vehicles and supplies;

          (c) all inventory, production supplies, spare parts, raw materials, work in progress and finished goods;

          (d) all cash, cash equivalents and Accounts Receivable;

          (e) all prepaid expenses and prepaid deposits;

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

          (f) all interest in and to, and rights under, all of the Contracts of the Seller or the Subsidiary (subject to the provisions of Section 7.15) and all of Seller's and CM's interest in and to, and rights under, all noncompetition agreements entered into in connection with the consummation of the transaction under the SPA (which have not expired) not released pursuant to Section 9.10, except to the extent they relate to LICO Steel, Inc.;

          (g) all of Seller's interest in and to the Intellectual Property, including all of Seller's rights to use the name "Automatic Systems Inc.";

          (h) operational records of Seller relating to the businesses of the Seller and the Subsidiary, including office and sales records, blueprints, marketing strategies, business plans, studies and inventory lists and records (but expressly excluding Seller's employee records, capital stock records, corporate minute books, bank account records and tax returns);

          (i) all claims, deposits, prepayments, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of compensation of every kind and nature, including, all claims and all proceeds from all claims under any insurance policies of the Seller or its Affiliates insuring the Assets which arise from events occurring after March 31, 2002 and before the Closing Date, to the extent provided in Section 12.16, other than (x) prepaid Taxes (other than real or personal property Taxes) and (y) those relating solely to Excluded Assets or Excluded Liabilities;

          (j) any transferable interest in all Licenses and all data and records pertaining thereto;

          (k) except as provided in Section 12.16, all warranty and condemnation proceeds received after March 31, 2002, with respect to damage, non-conformance of or loss to the Assets,

          (l) all rights to receive mail or other communications addressed to Seller and relating to its business or the Assets, including, without limitations, the Accounts Receivable, but not including any mail or communication relating to Excluded Assets, Excluded Liabilities or Taxes, other than real or personal property Taxes; and

          (m) all other assets of Seller, not described above and not Excluded Assets, which are either (1) reflected on the Final Balance Sheet and not disposed of by Seller in the ordinary course of business between March 31, 2002 and the Closing Date; or (2) acquired by Seller in the ordinary course of business after March 31, 2002 and before the Closing Date and not disposed of before the Closing Date.

     2.2 EXCLUDED ASSETS. Notwithstanding anything else contained in this Agreement, the "Assets" shall not include, and Buyer shall not acquire hereunder: (i) any of the capital stock of Seller, (ii) any Seller Benefit Plans, or any interest therein or right thereunder and any Contracts and accounts relating thereto, (iii) any rights of Seller under this Agreement or any other agreement or instrument arising in connection herewith; (iv) Seller's corporate, financial and Tax records, (v) subject to the provisions of Section 12.16, insurance claims or proceeds of or due Seller not otherwise included in the Assets, (vi) Seller's insurance policies, (vii) any prepayments or deposits for Taxes, other than real or personal property Taxes, or any deferred income

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


Tax assets, (viii) any proprietary information pertaining solely to the Excluded Assets, (ix) any obligations and amounts due from Affiliates of the Seller, other than the Subsidiary, (x) any computer, software, data or information processing systems and related equipment owned or licensed by an Affiliate of Seller, (xi) the shares of capital stock of LICO Steel, Inc.; (xii) goodwill; and (xiii) the assets listed on SCHEDULE 2.2 (collectively, the "Excluded Assets").

     2.3 ASSUMED OBLIGATIONS. Commencing from and after the Closing Date, Buyer shall assume and agree to pay, perform and discharge, when due (subject to the right to contest the same in good faith) the following liabilities and obligations of Seller and the Subsidiary whether absolute, contingent or fixed including: (i) the obligations and liabilities of Seller that are reflected on the Final Balance Sheet or incurred by the Seller or the Subsidiary after March 31, 2002 consistent with the provisions of Sections 5.15 and 7.3, (ii) duties, liabilities, and obligations under all Contracts of the Seller or the Subsidiary, (iii) payables for goods, supplies or services ordered by Seller or the Subsidiary prior to the Closing in the ordinary course of business, (iv) duties, liabilities and obligations under the collective bargaining agreements of the Seller or the Subsidiary, (v) performance of the backlog orders and orders obtained after Closing from bids binding on the Seller or the Subsidiary,
(vi) accrued vacation for employees of the Seller and the Subsidiary, (vii) billings in excess of revenues with respect to the Contracts of the Seller or the Subsidiary, and (viii) warranty and other contractual obligations of the Seller and the Subsidiary with respect to goods and services provided by the Seller or the Subsidiary, (ix) obligations for subcontractor payables associated with the Special Receivables, (x) the Assumed Portion and (xi) the obligations listed on SCHEDULE 2.3 (the "Assumed Obligations"). The Buyer does not assume or agree to pay, perform or discharge liabilities, or obligations for any Taxes of Seller or any of Seller's Affiliates other than real or personal property Taxes, and non-income Taxes incurred after March 31, 2002.

     2.4  EXCLUDED  LIABILITIES.   Notwithstanding   anything  to  the  contrary
contained in this Agreement and regardless of whether such liability or obligation is disclosed in this Agreement or any instrument, agreement or document executed and delivered under this Agreement or on any schedule hereto or thereto, Buyer will not assume or be directly or indirectly liable for any liabilities or obligations of Seller or its Affiliates not described in Section 2.3, any obligation or liability whatsoever related to Excluded Assets which is not an Assumed Obligation, the liabilities described in SCHEDULE 2.4, to the extent provided in such Schedule, and all obligations for self-retained or self-insured amounts and deductibles under insurance policies owned by CM or its Affiliates covering the Seller (the "Excluded Liabilities").

     2.5  PURCHASE PRICE AND PAYMENT FOR ASSETS.


          (a) PURCHASE PRICE. The purchase price for the Assets shall be $32,993,000 less the amount of the Special Receivables as set forth in SCHEDULE 1.1(A). ("Purchase Price"). The Purchase Price shall be paid at Closing as follows:

               (i) $1,750,000 cash to the Escrow Agent pursuant to the Escrow Agreement at Closing;

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


               (ii) a Subordinated Promissory Note in the original principal amount of twenty-five percent (25%) of the Purchase Price in the form attached hereto as SCHEDULE 2.5(A)(II) (the "Note"); and

               (iii) the balance of the Purchase Price in cash to Seller or its designee at Closing.

(b) EARNOUT. Buyer shall also pay to Seller or its assignee, an Earnout of up to $10,000,000 ("Earnout") pursuant to an Earnout Agreement in the same form as the Earnout Agreement attached hereto as SCHEDULE 2.5 ("Earnout Agreement").

(c) SPECIAL RECEIVABLES. The Buyer shall pay to Seller or its assignee, when collected by the Buyer, seventy-five percent (75%) of the amounts collected with respect to the Special Receivables (net of all costs of collection and subcontractor claims) until Seller or its assignee has received $849,000 and then Seller or its assignee, shall be paid twenty-five percent (25%) of all additional amounts collected (net of all costs of collection and subcontractor claims) with respect to the Special Receivables.

          (d) PAYMENT OF PURCHASE PRICE. At the Closing the cash portion of the Purchase Price shall be paid by the Buyer to the Seller or its designee by wire transfer as provided in Section 3.2(b).


                                   ARTICLE 3

                             CLOSING AND TERMINATION

     3.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions provided for herein (the "CLOSING") will take place at the offices of Bryan Cave LLP at One Kansas City Place, 1200 Main, Suite 3500, Kansas City, Missouri at 10:00 a.m. (local time) on May 10, 2002, or at such other time and place as the Buyer and the Seller shall agree in writing (the date of the Closing being the "CLOSING DATE").

     3.2  CLOSING DELIVERIES.

(a) At the Closing, the Seller shall convey all of the Assets to the Buyer and will deliver or cause to be delivered to the Buyer the following:

               (i) deeds, bills of sale, assignments and other instruments of transfer and conveyance, including an affidavit executed by an individual with knowledge, affirming no change in the ALTA/ACSM Land Title Survey by Huffman and Associates Land Surveyors, dated November 12, 1996 of the Real Property ("Survey"), each in a form agreed to by Buyer and Seller and duly executed by Seller;

               (ii) subject to the provisions of Section 7.15, an assignment and assumption agreement in the same form as attached hereto as SCHEDULE 3.2(A)(II) ("Assignment and Assumption Agreement) duly executed by the Seller;

               (iii) each of the certificates and other documents contemplated by Article 9 hereof;

               (iv) the Earnout Agreement duly executed by CM;

               (v) an opinion of Phillips Lytle, executed and dated as of the Closing Date, addressed to the Buyer and its lender, in the same form attached hereto as SCHEDULE 3.2(A)(V);


               (vi) the Transitional Services Agreement duly executed CM set out in SCHEDULE 3.2(A)(VI) ("Transitional Services Agreement"); and


               (vii) the Escrow Agreement duly executed by CM and the Seller in the form of Escrow Agreement set out in SCHEDULE 3.2(A)(VII) attached hereto ("Escrow Agreement").

(b)      At the Closing, the Buyer will deliver to the Seller the following:

               (i) the cash portion of the Purchase Price by wire transfer in immediately available funds, to a bank account in the United States designated by the Seller;

               (ii) the Escrow Amount by wire transfer in immediately available funds to a bank account designated by the Escrow Agent;

               (iii) the Assignment and Assumption Agreement duly executed by the Buyer;

               (iv) the Note duly executed by the Buyer;

               (v) each of the certificates and other documents  contemplated by
Article 8 hereof;

               (vi) the Earnout Agreement duly executed by the Buyer;

               (vii) the Transitional Services Agreement duly executed by the Buyer;

               (viii) an opinion of counsel of Bryan Cave, executed and dated as of the Closing Date, in the same form attached hereto as SCHEDULE 3.2(B)(VIII);

               (ix) the Assignment and Assumption Agreement duly executed by the Buyer; and

               (x) the Escrow Agreement duly executed by the Buyer.

     3.3  TERMINATION.  This  Agreement  may be  terminated at any time prior to
Closing:

          (a) by the mutual written consent of the Buyer and the Seller; or

          (b)  by  either  the  Buyer  or  the  Seller,   if  the   transactions
contemplated hereby are not consummated on or before May 10, 2002, (the "FINAL TERMINATION DATE"); or

          (c) by the Buyer, if the Seller shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived on or before the Final Termination Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the condition contained in Section 9.1 or Section 9.2 as of the date of such termination; or

          (d) by the Seller, if the Buyer shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured on or before the Final Termination Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the condition contained in Section 8.1 or Section 8.2 as of the date of such termination; or

          (e) by either the Buyer or the Seller if the parties are unable to resolve their disputes with respect to the Final Balance Sheet as provided in
Section 4.3.


                                   ARTICLE 4

                               FINAL BALANCE SHEET

     4.1 PREPARATION OF FINAL BALANCE SHEET. The Seller shall prepare in good faith and deliver to Buyer the consolidated final balance sheet showing Assets, Liabilities (minus Seller's investment in LICO Steel, Inc. and the assets and liabilities of LICO Steel, Inc.) and Net Value at such date which has been prepared in accordance with the Accounting Principles and this Agreement (the "Final Balance Sheet"). Seller shall allow Buyer and Buyer's representatives to observe Seller's activities in connection with the preparation of the Final Balance Sheet and shall provide all work papers to Buyer and Buyer's representatives for the purpose of reviewing the Final Balance Sheet. Buyer and Buyer's representatives may review the Final Balance Sheet and the books of account of the Seller and the Subsidiary and may make inquiry of the representatives of Seller and its representatives. The Buyer and the Seller shall negotiate to attempt to resolve any disputes concerning the Final Balance Sheet prior to the Closing Date.

     4.2 CM ADJUSTMENT. If the Buyer and Seller resolve all disputes concerning the Final Balance Sheet: (i) if the Reference Shareholder's Equity exceeds the Net Value, CM shall contribute to the Seller prior to the Closing an amount of cash equal to such excess and such cash contribution shall be included in the Assets, as agreed by the Buyer and CM; or (ii) if the Net Value exceeds the Reference Shareholder's Equity, the Buyer shall make an additional cash payment at Closing equal to such excess.

     4.3  FAILURE TO RESOLVE DISPUTES.   If the Buyer and the  Seller are unable
to resolve their disputes with respect to the Final Balance Sheet, either party shall have the right to terminate this Agreement pursuant to Section 3.3(e).

     4.4 CM ADVANCES. If CM makes cash advances to the Seller which are not reflected on the Final Balance Sheet, such cash advances shall first be credited against any contributions CM may be required to make pursuant to Section 4.2(i) and any such advances in excess of such required contributions not previously repaid to CM, shall be refunded in cash to CM by the Buyer at the Closing.

     4.5 RECEIPTS FROM SPECIAL RECEIVABLES. If any payments or other amounts are received by the Seller after March 31, 2002 with respect to the Special
Receivables, notwithstanding any other provision of this Agreement, such payments or other amounts shall be promptly paid after Closing as provided in
Section 2.5(c).

     4.6 REPAYMENT OF CM. The Buyer shall promptly reimburse CM in cash for the amount of any Assumed Obligations which CM or, after the Closing, the Seller, is obligated to pay and, in fact, did pay to third parties.


                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Buyer that:

     5.1 ORGANIZATION OF THE SELLER AND THE SUBSIDIARY; AUTHORITY. The Seller is a corporation validly existing and in good standing under the laws of the State of Missouri, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The Subsidiary is a corporation validly existing and in good standing under the laws of Ontario and has all the requisite corporate power and authority to carry on its business as now being conducted and to own and use the properties owned and used by it. The Seller and the Subsidiary are each qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except to the extent the failure to so qualify has not had, and would not reasonably be expected to have, a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Seller. Assuming the due authorization, execution and delivery hereof by the Buyer, this Agreement has been duly executed and delivered by the Seller and constitutes the valid, binding and enforceable obligation of the Seller, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     5.2 CAPITALIZATION OF THE SELLER; AUTHORITY. All of the issued and outstanding shares of capital stock of the Seller are duly authorized, validly issued, fully paid and non-assessable and owned of record by CM. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Seller or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Seller committed to issue any such option, warrant, right or security. Except as set forth in SCHEDULE 5.2 Seller has full legal right, power and authority to sell, transfer and assign the Assets to the Buyer in the manner contemplated by this Agreement.

     5.3 SUBSIDIARY. SCHEDULE 5.3 sets forth the Seller's equity interest in the Subsidiary. Except as set forth on SCHEDULE 5.3, all outstanding capital stock of the Subsidiary owned by the Seller is owned free and clear of any and all liens, claims, pledges, voting agreement, security interests or options. All shares of capital stock of the Subsidiary have been validly issued and are fully paid and non-assessable. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Subsidiary or securities convertible into or exchangeable for any additional shares of capital stock of the Subsidiary, nor is the Subsidiary committed to issue any such option, warrant, right or security. There are no outstanding options, warrants or other rights of any kind to acquire any additional equity interests of the Subsidiary, nor is the Subsidiary committed to issue any such option, warrant or right. Seller does not have, directly or indirectly, any equity interest in any other corporation, joint venture, partnership, limited liability company or other entity, other than its ownership of capital stock of LICO Steel, Inc. and other than any equity interest evidenced by marketable securities.

     5.4 ABILITY TO CARRY OUT THE AGREEMENT. Except as disclosed on SCHEDULE 5.4, neither the Seller nor the Subsidiary is subject to or bound by any provision of

               (i)  any  law,   statute,   rule,   regulation   or  judicial  or
administrative decision,

               (ii) any articles or certificate of incorporation or by-laws, or

               (iii) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

that would prevent or be violated by or under which there would be a default as a result of this Agreement and the transactions contemplated hereby, other than violations, defaults or failures which, singly and in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

     5.5  FINANCIAL STATEMENTS.

(a) Attached hereto as SCHEDULE 5.5(A) are copies of (i) the unaudited consolidated balance sheet for the Seller and the Subsidiary as of October 28, 2001, adjusted to exclude (x) the Excluded Assets and (y) the Excluded Liabilities, (ii) the unaudited consolidated statement of operations for the Seller and the Subsidiary for the seven fiscal months ended October 28, 2001,
(iii) the unaudited consolidated statement of cash flows for the Seller and the Subsidiary for the seven fiscal months ended October 28, 2001, and (iv) the unaudited consolidated balance sheets for the Seller and all of its subsidiaries, other than LICO Steel, Inc. as of March 31, 1999, March 31, 2000 and March 31, 2001 and the unaudited consolidated statements of operations and cash flow for each of the years then ended, prepared based on the audited financial statements of CM of which the Seller and such subsidiaries were a part. Each of such statements in subsection (iv) above, except as set forth on
SCHEDULE 5.5(A), has been prepared in conformity with United States generally accepted accounting principles, in effect on the date of each such statement, consistently applied, and fairly present the consolidated financial position of the Seller at the respective dates thereof and the consolidated results of operations of the Seller and its cash flows for the periods then ended.

(b) Except for liabilities or obligations reflected or reserved against in the Final Balance Sheet or as provided in SCHEDULE 5.5(B), neither the Seller nor

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

the Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, that would be required by the Accounting Principles to be reflected on a consolidated balance sheet of the Seller, that will not be reflected or reserved against in the Final Balance Sheet, except for (x) liabilities incurred by the Seller or the Subsidiary after March 31, 2002 consistent with the provisions of Sections 5.15 and 7.3 and (y) Excluded Liabilities.

     5.6  TITLE TO PROPERTIES; ABSENCE OF LIENS.


(a) SCHEDULE 5.6 lists all real properties either owned or leased by the Seller or the Subsidiary. Each of the Seller and the Subsidiary: (i) has good and marketable title to all of its owned real properties, subject to the Encumbrances shown on SCHEDULE 5.6 ("Real Property"); (ii) possesses a valid leasehold interest in its leased real properties; (iii) confirms and affirms that as to the property described in the Survey, there are no additional improvements, encroachments or matters which would be revealed by a current accurate survey, except as disclosed by the above survey, and (iv) has title to, or leasehold or license interests in, all of its personal properties and assets used solely in the businesses of the Seller or the Subsidiary or reflected on the Final Balance Sheet, free and clear of any mortgages, assessments, pledges, conditional sales agreements, liens and security interests ("ENCUMBRANCES"), except that the term "Encumbrances" shall not include (a) encumbrances or exceptions set forth on SCHEDULE 5.6, (b) encumbrances of record or otherwise that do not and will not materially interfere with the present use by the Seller or the Subsidiary of the property subject thereto or affected thereby or which otherwise have not in the aggregate had a Material Adverse Effect, (c) encumbrances for taxes, assessments or governmental charges, or landlords', mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or which are being contested in good faith and (with reasonable reserves provided therefore), and (d) encumbrances that are reflected in the title reports or surveys, if any, delivered or otherwise made available to the Buyer in connection with the transactions contemplated hereby. No property or assets of the Seller of the Subsidiary has been disposed of or acquired since March 31, 2002 other than in the ordinary course of business consistent with past practice.

(b) The Seller has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Seller or the Subsidiary acquired all Real Property and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of CM, the Seller or the Subsidiary and relating to such property. To Seller's knowledge, all buildings, plants, and structures included in the Assets lie wholly within the boundaries of the real property included in the Assets and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person. To Seller's knowledge, all real property owned or leased by Seller or the Subsidiary complies with all zoning laws, regulations and orders and are not subject to any rights of way, building use restrictions, exceptions, variances, reservations, any existing or proposed plan to modify or realign any street or highway or other limitations of any material nature.

     5.7 LITIGATION. Except as disclosed on SCHEDULE 5.7, there is no action, suit or proceeding pending or, to the knowledge of the Seller, threatened against the Seller or the Subsidiary at law, in equity or otherwise, in, before, or by any court or governmental agency or authority.

     5.8 COMPLIANCE WITH LAW. Except as disclosed on SCHEDULE 5.8, the business of the Seller and the Subsidiary is being conducted in compliance with all laws, ordinances and regulations of any governmental entity applicable to the Seller and the Subsidiary, except for violations, if any, which singly and in the aggregate have not had, and are not reasonably likely to have, a Material Adverse Effect. All Licenses required by the Seller and the Subsidiary in connection with the conduct of its business have been obtained and are in full force and effect and are being complied with, except for such which singly and in the aggregate have not had, and are not reasonably likely to have, a Material Adverse Effect.

     5.9 CONTRACTS. SCHEDULE 5.9(A) includes each Contract outstanding as of April 28, 2002, to which the Seller or the Subsidiary is a party which,

               (i) involves future payment or receipt of in excess of $100,000 or future performance or receipt of services or delivery or receipt of goods and materials, in each case with an aggregate value in excess of $100,000, including but not limited to sale and purchase agreements, distributorship agreements and loan agreements, notes and other financing documents;

               (ii) is a guarantee in respect of indebtedness of any Person (other than the Seller or the Subsidiary) or is a mortgage, security agreement or other collateral arrangement securing indebtedness of any Person (other than the Seller or the Subsidiary) and creating Encumbrances on properties and assets of the Seller or the Subsidiary;

               (iii) is a lease providing for monthly rental payments in excess of $50,000 in the aggregate over the life of the Contract (exclusive of charges for taxes, insurance, utilities, maintenance and repair) or $25,000 in any month;

               (iv) is a written employment or consulting Contract (excluding contract engineers) or is a contract (written or oral) entered with any employee to induce the employee to remain in the employment of the Seller or the Subsidiary (the "Stay Bonus Agreement");

               (v) is a material software or other technology license agreement (other than standard so-called "shrink wrap" license);

               (vi) that by its terms materially limits the Seller's or the Subsidiary's freedom to compete in any line of business;

               (vii) is a contract or agreement to sell, lease or otherwise dispose of any asset valued at more than $5,000 other than in the ordinary course of business consistent with past practice; or

               (viii) is any other agreement or contract, commitment or series of related agreements, contracts or commitments which, in any case, involve payments or receipts of more than $100,000 over the life of such agreement or contract; or

               (ix) is otherwise material to the Seller or the Subsidiary or its business or operations.

          (b) There is no default by the Seller or the Subsidiary or, to the knowledge of the Seller, by any third party, under any Contract required to be described in SCHEDULE 5.9(A), except for defaults which have not had, and are not reasonably likely to have, a Material Adverse Effect or except as described on SCHEDULE 5.9(B).

          (c) Virtually all of the Contracts of the Seller or the Subsidiary may not be assigned without the consent of the other party thereto and SCHEDULE 5.9(C) designates those consents to assignment which are required to be obtained by the Buyer as a condition to Closing.

     5.10 BROKERS AND INTERMEDIARIES. Except for ABN AMRO Incorporated, neither the Seller, nor the Subsidiary has made arrangements with or employed any broker, finder, investment banker advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof. The Seller shall be responsible for making any payments to which ABN AMRO Incorporated shall be entitled.

     5.11 TAX MATTERS. Except as disclosed on SCHEDULE 5.11:

          (a) The Seller and the Subsidiary have filed or caused to be filed (on a timely basis since March 31, 1998) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable law, rule, regulation or order ("Legal Requirement"). SCHEDULE 5.11 contains a complete and accurate list of all such Tax Returns filed since March 31, 1998 that related to periods beginning after such date. Seller and the Subsidiary have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise for all Pre-Closing Periods, or pursuant to any assessment received by Seller or the Subsidiary.

          (b) There is no action, suit, proceeding, investigation, audit or claim now pending regarding any Taxes of Seller or the Subsidiary for any Pre-Closing Period and there are no agreements for the extension of the time for assessment of any Taxes of Seller or the Subsidiary for any Pre-Closing Period.

          (c) There exists no proposed tax assessment against the Seller or the Subsidiary and all Taxes that the Seller or the Subsidiary is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other Person.

          (d) All Tax Returns filed by (or that include on a consolidated basis) the Subsidiary are true, correct, and complete. True copies of the most recent of such Tax Returns (or the portion of such Tax Returns which include the Subsidiary) have been provided to Buyer. There is no tax sharing, allocation, indemnification or similar arrangement that will require any payment by the Subsidiary after the date of this Agreement that relate to a period prior to the Closing Date.

          (e) The Subsidiary has not applied for, been granted or agreed to any accounting method change for which it will be required after the Closing to take into account any adjustment under Code section 481 or any similar Code provision or the corresponding tax law of any nation, state or locality.

          (f) No election under Code section 341(f) has been made or shall be made prior to the Closing Date to treat the Subsidiary as a "consenting corporation" as defined in Code section 341.

     5.12 EMPLOYEE BENEFITS.

          (a) SCHEDULE 5.12 sets forth all employee benefit plans (as defined in
Section 3(3) of ERISA) and any bonus, deferred compensation, incentive compensation, severance or termination pay, change in control, compensation and death benefit plans maintained or contributed to by the Seller or any Affiliate of the Seller and applicable to employees of the Seller or the Subsidiary (the "Seller Benefit Plans") and all fringe benefit plans or programs maintained by the Seller or the Subsidiary.

          (b) Except as indicated in SCHEDULE 5.12(B):

               (i) no Seller Benefit Plans maintained by the Seller is subject to Title IV of ERISA;

               (ii) each of the Seller Benefit Plans that is intended to be a qualified plan, the account balances of which may be rolled over into a comparable plan maintained by Buyer, has received a favorable determination letter from the Internal Revenue Service and to Seller's knowledge nothing has occurred and no condition exists that could cause the loss of such qualification;

               (iii) none of the employees of Seller or the Subsidiary are participants in a "multiemployer plan" as defined in Section 4001(a) of ERISA;

               (iv) the Seller would incur no withdrawal liability under Section 4201(a) of ERISA determined without regard to the adjustments in Subsections 4201(b)(1)(A), (B) and (C) if the Seller were to have had a complete withdrawal with respect to any multiemployer plan at Closing; and

               (v) no Seller Benefit Plan provides medical coverage to persons who are no longer employed by Seller except as required under ERISA Section 601.

     5.13 INTELLECTUAL PROPERTY.


          (a) Set forth on SCHEDULE 5.13 hereto is a list of all patents, trademarks, trade names, service marks and copyrights that are owned or used by the Seller or the Subsidiary and are necessary for the operation of the Seller's business as presently conducted ("Disclosed Intellectual Property") and except as disclosed on SCHEDULE 5.13, (i) to the knowledge of the Seller, the Seller owns or possesses, or owns or possesses licenses or other valid rights to use the same; and (ii) to the knowledge of the Seller, the conduct of the business of the Seller and the Subsidiary as now being conducted does not infringe or conflict with, nor has it been alleged to infringe or conflict with, any patents, trademarks, trade names or copyrights or other intellectual property rights of others.

          (b) To the knowledge of the Seller, there is no claim or liability for trademark, trade name, patent or copyright infringement as to any products manufactured or sold in the businesses of the Seller and the Subsidiary.

          (c) To the knowledge of the Seller, except as set forth on SCHEDULE 5.13, on the date hereof (i) there are no pending re-examination, opposition, interference, cancellation or other administrative proceedings with respect to any of the Disclosed Intellectual Property, and (ii) no order, holding, decision or judgment has been rendered by any court of law or authority, and no agreement, consent or pending litigation in a court of law exists to which the Seller or the Subsidiary is a party, which would prevent the Seller, or the Subsidiary from using or enjoying any of the Disclosed Intellectual Property.

     5.14 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 5.14, each of the representations and warranties set forth in subsections (a) through (e) of this Section 5.14 is true and correct with respect to each parcel of real property owned, leased or otherwise used by the Seller or the Subsidiary (individually, a "PROPERTY" and collectively, the "PROPERTIES") except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, if not disclosed on SCHEDULE 5.14, would not reasonably be expected to have a Material Adverse Effect:

          (a) The Properties do not contain or emit, by activities or operations of the Seller or the Subsidiary, in, on, under or from, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials;

          (b) The Properties owned or leased by the Seller or the Subsidiary and all operations and facilities at such Properties are in compliance with all Environmental Laws and all governmental approvals, permits and Licenses required for the Properties and all operations and facilities of the Properties under Environmental Laws have been obtained and are in full force and effect and are being complied;

          (c) Since March 31, 1998, neither the Seller nor the Subsidiary nor any of their respective Affiliates has received any written governmental complaint, notice of violation, alleged violation, or investigation or notice of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties;

          (d) Hazardous Materials have not been generated, stored, transported, treated or disposed of by the Seller or the Subsidiary on the Properties or transferred by the Seller or the Subsidiary from the Properties to any other location except in compliance with all Environmental Laws in effect at the time of such activities; and

          (e) There are no governmental, administrative actions or judicial proceedings pending or, to the knowledge of Seller, threatened under any Environmental Laws to which the Seller or the Subsidiary is named or to be named as a party with respect to the Properties or any Hazardous Materials transferred from the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, under any Environmental Law with respect to any of the Properties;

     Anything in this  Agreement to the contrary  notwithstanding,  this Section
5.14  shall  be  the   exclusive   representation   and  warranty   relating  to
environmental matters.

     5.15 ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 5.15 or any other Schedule hereto or as contemplated by this Agreement, between February 24, 2002 and the Closing Date, neither the Seller nor the Subsidiary have:

               (i) purchased, sold, leased, transferred or assigned or agreed to purchase, sell, lease, transfer or assign, any of its assets, tangible or intangible involving more than $15,000 except, in the ordinary course of business consistent with past practice;

               (ii) entered into any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) except in the ordinary course of business consistent with past practices;

               (iii) accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) to which the Seller or the Subsidiary is a party or by which it is bound, except in the ordinary course of business consistent with past practice;

               (iv) imposed any Encumbrances (except for Encumbrances set forth on SCHEDULE 5.6 or otherwise permitted by Sections 5.6(a) through (d) (inclusive)) upon any of its assets, except in the ordinary course of business consistent with past practice;

               (v) made any capital expenditure (or series of related capital expenditures) involving more than $100,000;

               (vi) made any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person (or series of related capital investments, loans, and acquisitions), except in the ordinary course of business consistent with past practice;

               (vii) created, incurred, assumed, or guaranteed any indebtedness for borrowed money (including capitalized lease obligations), except in the ordinary course of business consistent with past practice;

               (viii) canceled, compromised, waived, or released any right or claim (or series of related rights and claims), except in the ordinary course of business consistent with past practice;

               (ix) granted any license or sublicense of any rights under or with respect to any material Intellectual Property outside of the ordinary course of business consistent with past practice;

               (x)  made  or   authorized   any  change  in  the   articles   of
incorporation or bylaws of the Seller;

               (xi) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

               (xii) declared, set aside, or paid any non-cash dividend or distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiii) experienced any damage, destruction, or loss to its property that has, or to Seller's knowledge is reasonably likely to have, a Material Adverse Effect;

               (xiv) made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business giving rise to any claim or right on its part against the person or on the part of the person against it;

               (xv)  entered  into  any   employment   contract  or   collective
bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the ordinary course of business consistent with past practice;

               (xvi) granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business consistent with past practice;

               (xvii) adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance or (G) severance plan;

               (xviii) made any other material change in employment terms for any of its directors, officers, and employees outside the ordinary course of business consistent with past practice; and

               (xix) committed to do any of the foregoing.

     5.16 EMPLOYEES, LABOR MATTERS, ETC. SCHEDULE 5.16 sets forth the name of each employee of the Seller as of the date hereof. Except as set forth on
SCHEDULE  5.16,  the  Seller  is not a  party  to or  bound  by  any  collective bargaining  or other  labor  agreement,  and there are no labor  unions or other organizations representing or, to the knowledge of the Seller, purporting to represent or attempting to represent any employees employed by the Seller. Except as set forth on SCHEDULE 5.16, since April 1, 1998, there has not occurred or, to the knowledge of the Seller, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Seller. Except as set forth on SCHEDULE 5.16, there are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of the Seller, threatened with respect to any employee of the Seller. The Seller has complied with all applicable laws pertaining to the employment or termination of employment of its employees, including, without limitation, all such applicable laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except for any failure so to comply that, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.17 ACCOUNTS RECEIVABLE. Except to the extent reserved against in the Final Balance Sheet, the Accounts Receivable reflected in the Final Balance Sheet will be free and clear of any Encumbrances and will have arisen only from bona fide transactions in the ordinary course of business, and to the knowledge of the Seller, except as described on SCHEDULE 5.17, no material Accounts Receivable in excess of the reserves for bad debt, returns and allowances of the Seller (excluding any Excluded Assets) should have been written off as uncollectible based on the past practices of the Seller. The reserve against bad debts in the Final Balance Sheet will be established based upon the Accounting Principles.

     5.18 MAJOR CUSTOMERS; BACKLOG.(a) SCHEDULE 5.18(A) sets forth, for the twelve month period ended March 31, 2002, (a) the names of the five (5) largest customers of the Seller (based on the aggregate value of services or products invoiced by the Seller to such customers during such period) and (b) the amount for which each such customer was invoiced during such period. Except as disclosed on SCHEDULE 5.18(A), the Seller has not received from any customer of the Seller any written notice or, to the knowledge of the Seller, any other notice (other than in connection with business negotiations in the ordinary course and the subject of which is not reasonably expected to individually or in the aggregate, have a Material Adverse Effect), that such customer (i) has ceased, or will cease, to use the services or products of the Seller, (ii) has materially reduced, or will materially reduce, the use of services or products of the Seller or (iii) has sought, or is seeking, to materially reduce the price it will pay for services or products of the Seller which, in the case of clause
(i), (ii) or (iii), either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on SCHEDULE 5.18(B), the Seller has not received during the twelve month period ended on March 31, 2002 any written notice or, to the knowledge of the Seller, any other notice (other than in connection with business negotiations in the ordinary course and the subject of which shall not individually or in the aggregate have a Material Adverse Effect), that any Person with whom the Seller does business will not continue to do business with the Seller after the Closing Date on terms and conditions substantially the same as those prevailing during the past twelve (12) months if such failure to continue would have a Material Adverse Effect.

          (c) SCHEDULE 5.18(C) is a list of binding Contracts of the Seller and the Subsidiary as of March 31, 2002 which have not been completed as of March 31, 2002.

     5.19 AFFILIATE TRANSACTIONS. SCHEDULE 5.19 contains a list of all contracts, agreements, transactions or commitments between the Seller or any affiliate of the Seller, any officer, employee or director of the Seller or the Subsidiary, any family member of any of the foregoing or any other Affiliate of any of the foregoing, on the one hand, and the Seller, on the other hand, other than (i) compensation paid as part of the employment relationship for services rendered (including directors' fees) or (ii) contributions by the Seller or payments of benefits under any Seller Benefit Plans that are currently in effect and that will not bind the Buyer after the Closing.

     5.20 INVENTORIES. The inventories of the Seller and the Subsidiary, whether reflected on the Final Balance Sheet or subsequently acquired, will be generally of a quality and quantity usable or salable in the ordinary course of business, subject to reserves reflected on the Final Balance Sheet. The inventories of the Seller and the Subsidiary will be reflected on the Final Balance Sheet and in their respective books and records in accordance with Accounting Principles. Except as set forth in SCHEDULE 5.20, since March 31, 2002, there have not been any write-downs of the value of, or establishment of any reserves against, any inventory, except for write-downs and reserves in the ordinary course of business and consistent with past practice and which will be reflected in the Final Balance Sheet.

     5.21 INSURANCE. Included in SCHEDULE 5.21 hereto is a list of all policies of property, fire, liability, life and other forms of insurance, and indemnity bonds, carried by or covering the Seller or the Subsidiary identifying the nature of risks covered and the amount of coverage in each case and specifies any year or years since March 31, 1998 when any such insurance was not in effect. The amount of coverage for each such policy has been equal to or greater than the amount required by Contracts. All such policies are in full force. The Seller or the Subsidiary have given due and timely notice of any claim and of any occurrence known to them which they believe may give rise to a material claim which may be covered by any such insurance and have otherwise complied with the provisions of such policies.

     5.22 BOOKS AND RECORDS. The books of account, financial records and other records of the Seller and the Subsidiary, all of which have been made available to Buyer, represent actual bonafide transactions and to their knowledge have been maintained in accordance with sound business practices, including maintenance of an adequate system of internal  controls.  Except as disclosed in
Schedule 5.22, the stock books of the Subsidiary made available to Buyer are correct and complete. At the Closing, those books will be given to Buyer.

     5.23 CONDITION AND SUFFICIENCY OF ASSETS. To the knowledge of the Seller and the Subsidiary, except as provided in SCHEDULE 5.23, the buildings, plants and structures of the Seller and the Subsidiary are structurally sound and the buildings, plants, structures, equipment and tangible personalty included in the Assets (excluding inventory) that are being used in their business are in good condition and repair, and are adequate for the uses to which they are being put and none of such buildings, plants, structures, equipment or tangible personalty has any latent defects or is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. The buildings, plants, structures, equipment and tangible personalty included in the Assets are sufficient for the continued conduct of the business of Seller and the Subsidiary by Buyer after the Closing in substantially the same manner as conducted prior to the Closing.

     5.24 GENERAL REPRESENTATION AND WARRANTY. Neither this Agreement nor any Schedule furnished by or on behalf of the Seller in connection with this Agreement to the knowledge of the Seller, except as provided in SCHEDULE 5.24, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to CM, Seller or the Subsidiary that has not been disclosed in the Agreement or the Schedules and not known to the Buyer that has specific application to the Seller or the Subsidiary (other than general political, economic or industry conditions) which, as far as the Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Seller and the Subsidiary (on a consolidated basis) not set forth in this Agreement. The Seller makes no representation or warranty regarding any projections, estimates, budgets or forward-looking information heretofore delivered to or made available to Buyer or any other Person.

     5.25  DISCLAIMER  OF  OTHER  REPRESENTATIONS  AND  WARRANTIES;   KNOWLEDGE;
DISCLOSURE.

          (a) The Seller does not make, or has not made, any representations or warranties relating to the Seller, the Subsidiary, or the businesses of the Seller or the Subsidiary or otherwise in connection with the transactions contemplated hereby other than those expressly set forth herein which are made by the Seller. Without limiting the generality of the foregoing, the Seller has not made, or shall not be deemed to have made, any representations or warranties in the Confidential Information Memorandum dated September 2001, relating to the businesses of the Seller and the Subsidiary supplied to the Buyer prior to the date hereof (the "Confidential Information Memorandum") or in any presentation of the businesses of the Seller and the Subsidiary in connection with the transactions contemplated hereby, and no statement contained in the Confidential Information Memorandum or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to the Confidential Information Memorandum, are not and shall not be deemed to be or to include representations or warranties of the Seller. No Person has been authorized by the Seller or the Subsidiary to make any representation or warranty relating to the Seller or the Subsidiary, the businesses of the Seller or the Subsidiary or otherwise in connection with the transactions contemplated hereby.

          (b) Whenever a representation or warranty made by the Seller herein refers to the knowledge of the Seller, such knowledge shall be deemed to consist only of the actual knowledge on the date hereof and on the Closing Date, as applicable, of those Persons listed on SCHEDULE 5.25.

          (c) Notwithstanding anything to the contrary contained in this Agreement or in any of the Schedules, any information disclosed in one Schedule shall be deemed to be disclosed in all Schedules if the applicability or relevance of a disclosure on a Schedule to another Schedule is explicitly apparent on the face of such disclosure. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Seller in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller that:

     6.1 ORGANIZATION AND AUTHORITY OF THE BUYER. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Missouri, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the valid, binding and enforceable obligation of the Buyer, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

     6.2 ABILITY TO CARRY OUT THE AGREEMENT. The Buyer is not subject to or bound by any provision of

               (i)  any  law,   statute,   rule,   regulation   or  judicial  or
administrative decision,

               (ii) any articles or certificate of incorporation or by-laws,

               (iii) any mortgage, deed of trust, lease, note, shareholders' agreement, partnership agreement, bond, indenture, other material instrument or agreement, license, permit, trust, custodianship, other restriction, or

               (iv) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

that would prevent or be violated by or under which there would be a default as a result of, nor is the consent of any Person under any material agreement which has not been obtained, required for, the execution, delivery and performance by the Buyer of this Agreement and the transactions contemplated hereby.

     6.3 FINANCIAL ABILITY TO PERFORM. The Buyer has obtained commitments (the "Commitments") for funds to purchase and to pay the Purchase Price on the terms and conditions contemplated by this Agreement and has heretofore furnished the Seller with sufficient evidence of its ability to purchase the Assets and pay the Purchase Price. The Buyer and Seller acknowledge that the Buyer's performance of its obligations under this Agreement is contingent upon the funding of the Commitments.

     6.4 BROKERS AND INTERMEDIARIES. The Buyer has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's, or similar fee or commission in connection therewith or upon the consummation thereof.

     6.5 INFORMATION. The Seller and its representatives have answered to the Buyer's satisfaction all inquiries that the Buyer or its representatives have made concerning the businesses of the Seller and the Subsidiary or otherwise relating to the transactions contemplated hereby


                                   ARTICLE 7

                        CERTAIN COVENANTS AND AGREEMENTS
                           OF THE SELLER AND THE BUYER

     7.1 ACCESS AND INFORMATION. The Seller shall permit the Buyer and its representatives after the date of this Agreement to have reasonable access to Seller's and the Subsidiary's customers (provided however that the Buyer must provide the Seller with the opportunity to be present during any discussions or other communication with such customers prior to the Closing) and reasonable access during normal business hours, upon reasonable advance notice, to the books and records of the Seller and the Subsidiary for the purpose of verifying the representations and warranties of the Seller and the Subsidiary hereunder, PROVIDED that such access shall be conducted by the Buyer and its representatives in such a manner as not to interfere unreasonably with the business or operations of the Seller or the Subsidiary. All information provided to the Buyer pursuant hereto shall be subject to the terms of the Confidentiality Agreement. The Buyer shall notify the Seller promptly upon its discovery prior to the Closing of any information which constitutes or would indicate a material breach by the Seller or the Subsidiary of any representation, warranty or agreement of the Seller hereunder.

     7.2 REGULATORY FILINGS. Each of the parties hereto will furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with the preparation of necessary filings or submissions to any governmental agency. The Buyer and the Seller each agree to use commercially reasonable efforts to effect compliance with the conditions specified in Sections 8.5 and 9.5 hereof.

     7.3 CONDUCT OF BUSINESS; INTERCOMPANY ACCOUNTS.

          (a) Between March 31, 2002 and the Closing,  and except as provided on
SCHEDULE 7.3 or otherwise contemplated by this Agreement or consented to or approved by the Buyer, the Seller shall:

               (i) cause the business conducted by it and the Subsidiary to be operated in all material respects in the ordinary and usual course;

               (ii) not, and shall not cause the Subsidiary to issue or sell any shares of its capital stock, or issue or sell any options, warrants or other rights of any kind to acquire any such shares or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such shares, or enter into any agreement obligating it to do any of the foregoing;

               (iii) not, and shall not cause the Subsidiary to declare, set aside or pay any dividend or other distribution in respect of their respective capital stock or make any direct or indirect redemption, purchase or other acquisition of any shares of their respective capital stock or make any payment to CM or any Affiliate on account of the ownership of their capital stock or, mortgage, pledge or subject to any material Encumbrance any of their respective properties or assets that are included in the Assets outside of the ordinary course of business;

               (iv) not, and shall not cause the Subsidiary to, except in the ordinary course of business and consistent with past practice, forgive or cancel any debt or claim, waive any right, or incur or pay any liability or obligation;

               (v) not, and shall not cause the Subsidiary to, adopt or amend any profit-sharing plan, agreement, arrangement or practice for the benefit of any director, officer or employee;

               (vi) not, and shall not cause the Subsidiary to, enter into any collective bargaining agreement;

               (vii) not, and shall not cause the Subsidiary to, merge or consolidate or enter into a binding share exchange or any other business combination or acquire any stock, equity interest or business of any other Person;

               (viii) not, and shall cause the Subsidiary not to, declare any bonus or increase in the salary or compensation of any employee, officer or director except in the ordinary course of business consistent with past practice;

               (ix) not and shall cause the Subsidiary not to change the accounting methods or practices; and

               (x) not knowingly take any action or knowingly omit to take any action or knowingly allow any of its Affiliates to take any action or omit to take any action, which would cause the representations set forth in Article 5 to become untrue.

          (b) As provided in Section 4.4, nothing in this Agreement shall be construed to prohibit CM from advancing funds to the Seller or the Subsidiary or the Seller to the Subsidiary. The Seller and the Buyer agree that all intercompany accounts between the Subsidiary and the Seller or any Affiliate of the Seller (other than the Seller and the Subsidiary) shall be settled or discharged at or prior to the Closing.

     7.4  EMPLOYEE MATTERS.

          (a) The Buyer acknowledges that Seller's employees who terminate employment with Seller in connection with the Closing (including those on disability leave) will not accrue any additional benefits with respect to events occurring after the Closing Date under any Seller Benefit Plans effective as of the Closing. Buyer agrees to offer employment to all employees of Seller who are terminated on the Closing Date and to make available to Seller's employees who become employed by Buyer or any of its Affiliates within thirty (30) days of the Closing a health benefits plan reasonably comparable to the plan available to said employees from the Seller prior to the Closing. Notwithstanding the previous sentence, the Buyer shall have no obligation to offer employment to any employee of the Seller that is a party to any Stay Pay Agreement if such employee does not agree in writing, in form and substance satisfactory to the Seller and the Buyer, prior to the Closing Date, to amend his or her Stay Pay Agreement to delete the requirement that such employee receive for six (6) months after Closing benefits at levels not less than in effect for such employee on June 30, 2001. Buyer agrees that any employee of the Seller that is a party to a Stay Pay Agreement and who provides an amendment as contemplated in the preceding sentence shall be paid a salary by Buyer at the level required by the Stay Pay Agreement and the benefits Buyer provides to such employee as of the Closing for a period of at least six (6) months after the Closing.

          (b) Buyer and Seller agree that Section 4204 of ERISA shall be applicable to the extent that the sale of the Assets would otherwise result in a complete withdrawal or a partial withdrawal by Seller or any Affiliate from any "Fund" (as defined in the next sentence). As used in this Section 7.4(b), the term "Fund" shall mean any "multiemployer plan" (as defined in Section 4001 of ERISA) that is listed in SCHEDULE 7.4(B). Accordingly, the Buyer and Seller agree as follows:

               (i) Buyer acknowledges that, following the Closing Date, it will have an obligation to contribute to each Fund for substantially the same number of contribution base units for which the Seller had an obligation to contribute to the Fund within the meaning of ERISA Section 4204(a)(1)(A);

               (ii) Buyer shall provide each of the Funds with a bond or escrow in accordance with ERISA Section 4204(a)(1)(B) before the first day of the "plan year" of the Fund (as defined in the governing instrument of the Fund) beginning after the Closing Date and continuing for five (5) plan years, unless a "variance" (within the meaning of ERISA Section 4204(c)) from such obligation is obtained with respect to the Fund;

               (iii) if Buyer withdraws in a complete withdrawal or a partial withdrawal from a Fund during the five (5) plan years of the Fund following the Closing Date, Seller shall have secondary liability with respect to any withdrawal liability it would have had to the Fund (but for the application of ERISA Section 4204) if the withdrawal liability of Buyer is not paid, as provided under ERISA Section 4204(a)(1)(C) and shall obtain any bond required by ERISA Section 4204(a)(3) if applicable; and

               (iv) Buyer and Seller shall take such steps as may be reasonable under the circumstances to obtain a variance from the bond or escrow requirement in ERISA Section 4204(a)(1)(B). In particular, such parties shall inform each Fund in writing that ERISA Section 4204 shall apply to the sale of the Assets, by executing and submitting to each Fund, as soon as may be practicable after the Closing Date, a notice in the form described in Pension Benefit Guaranty Corporation regulations promulgated under ERISA Section 4204.

          (c) The undertakings of Buyer in this Section 7.4(b)(ii) and (iii) shall survive the Closing for a period of five (5) full plan years beyond the Closing as to each multiemployer plan affected by Section 7.4(b).

          (d) The Seller shall provide reasonable access to the Buyer to the employee records of those former employees of the Seller who are hired by the Buyer.

          (e) The Seller acknowledges that the Seller has the responsibility to provide continuation coverage under ERISA Section 601 with respect to qualifying events that occur on or before the Closing Date.

          (f) The Seller shall spin off into a separate tax qualified plan to be adopted by the Buyer as of Closing, the account balances of participants in CM's 401(k) plan who are employed by the Buyer in connection with the Closing.

     7.5  TAX MATTERS.

          (a) The Seller shall indemnify the Buyer, in accordance with and subject to Article 11, for any funds required to be expended by the Buyer or the Subsidiary to pay any Taxes of the Seller and Taxes of the Subsidiary relating to any Pre-Closing Period in excess of accruals for any Taxes on the books of the Subsidiary.

          (b) The Buyer shall promptly notify the Seller in writing upon receipt by the Buyer or any Affiliate of the Buyer of notice of (i) any pending or threatened Tax audits or assessments of the Subsidiary, so long as any Pre-Closing Period remains open, and (ii) any pending or threatened Tax audits or assessments of the Buyer or any Affiliate of the Buyer which may affect the Tax liabilities of the Subsidiary, in each case only for Pre-Closing Periods. The Seller shall promptly notify the Buyer in writing upon receipt by the Seller or any Affiliate of the Seller of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of the Subsidiary.

          (c) The Seller shall have the right to represent the interests of the Subsidiary in any Tax audit or administrative or court proceeding relating to Returns for Pre-Closing Periods with respect to which the Seller may be liable for Taxes pursuant to this Agreement (including any such proceedings relating to the Subsidiary); PROVIDED, HOWEVER, that the Buyer shall have the right to participate in any such audit or proceeding to the extent that any such audit or proceeding may affect the Tax liability of the Buyer, any of its Affiliates, or the Subsidiary for any period ending after the Closing Date and to employ counsel of its choice at its own expense for purposes of such participation.

          (d) After the Closing Date, the Buyer and the Seller shall provide each other, and the Buyer shall cause the Subsidiary to provide the Seller, with such cooperation and information relating to the business of the Seller sold to the Buyer and the Subsidiary as either party reasonably may request in filing any Return (or amended Return) or refund claim, determining any Tax liability or a right to a refund, conducting or defending any audit or other proceeding in respect of Taxes or effectuating the terms of this Agreement. The parties shall retain, and the Buyer shall cause the Subsidiary to retain, all Returns, schedules, work papers and other material documents relating thereto, until the expiration of any relevant statute of limitations (and, to the extent notified by any party, any extensions thereof) and, unless such Returns and other documents are offered and delivered to the Seller or the Buyer, as applicable, until the final determination of any Tax in respect of such years. Any information obtained under this Section 7.5(d) shall be kept confidential, except as may be otherwise necessary in connection with filing any Return (or amended Return) or refund claim, determining any Tax liability or a right to a refund, conducting or defending any audit or other proceeding in respect of Taxes or otherwise effectuating the terms of this Agreement. Notwithstanding the foregoing, neither the Seller nor the Buyer, nor any of their respective Affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, in response to a request under this
Section 7.5(d).

          (e) The Seller shall be liable for, and shall pay when due, any transfer, gains, documentary, sales, use, registration, stamp, value added or other similar Taxes (but not income taxes of the Buyer and its Affiliates) payable by reason of the transactions specified by this Agreement or attributable to the sale, transfer or delivery of the Assets hereunder, and the Seller shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes.

          (f) Any agreement for the allocation or apportionment of Taxes involving the Subsidiary and any other entity shall be terminated as to the Subsidiary as of the Closing and shall be of no further effect as to the Subsidiary thereafter.

          (g) The parties hereto agree that the Purchase Price and the Assumed Obligations will be allocated to the Assets for Tax purposes in the manner set forth on SCHEDULE 7.5(G) . Seller and its Affiliates and Buyer will file all Tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such values and allocations.

     7.6 NON-SOLICITATION. If this Agreement is terminated, the Buyer will not, for a period of the three (3) years thereafter, directly or indirectly, except by means of a general public solicitation, solicit, encourage, entice or induce any Person who is an employee of CM, the Seller or the Subsidiary at the date hereof or at any time hereafter that precedes such termination, to terminate his or her employment with CM, the Seller or the Subsidiary, nor, in the case of any key employee, may the Buyer employ any such key employee during the first two (2) years of such three-year period. The Buyer agrees that money damages will not be an adequate remedy and that CM, the Seller and the Subsidiary shall be entitled to equitable relief, including but not limited to injunction, in the event of any breach by the Buyer of this Section 7.6, in addition to any other remedies available to CM, the Seller or the Subsidiary at law.

     7.7 BOOKS AND RECORDS. The Buyer will, until the sixth anniversary of the Closing Date, retain all books, records and other documents pertaining to the businesses of the Seller and the Subsidiary in existence on the Closing Date and to make such books, records and other documents available for inspection and copying by the Seller or any Affiliate of the Seller at the expense of the Seller during the normal business hours of the Buyer or the Subsidiary, as applicable, upon request and upon reasonable notice. Without limiting the generality of the foregoing, the Buyer will make available to the Seller, the Affiliates of the Seller and their respective representatives all information deemed reasonably necessary or desirable by the Seller or such Affiliates of the

Seller in preparing their respective financial statements and conducting any audits in connection therewith or in connection with any claims (including claims between the parties) or environmental or tax matters.

     7.8 ANNOUNCEMENT. Neither the Seller nor the Buyer will issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other (which consent shall not be unreasonably withheld), except as may be required by applicable law or stock exchange regulation. Furthermore, neither the Seller nor the Buyer will publicly disclose the purchase price, except as may be required by applicable law, regulation or legal process. Notwithstanding anything in this
Section 7.8 to the contrary, the Buyer and the Seller will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by law.

     7.9 EFFORTS. Each of the parties hereto shall use commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions of the Closing, including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered.

     7.10 EXCLUSIVE DEALING. During the period from the date of this Agreement to the earlier of the Closing Date, or termination of this Agreement neither the Seller nor any of its Affiliates shall take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Buyer, concerning any purchase of the Assets or any merger, sale of substantially all of the assets or similar transaction involving the Seller (outside the ordinary course).

     7.11 NON-COMPETITION. CM and the Seller each agrees that for a period of three (3) years from the Closing Date (the "RESTRICTED PERIOD"), neither CM, the Seller nor any of its Affiliates will (a) sell any overhead and inverted conveyor systems and electrified monorail systems of the type currently sold by the Seller to the customers listed in SCHEDULE 7.11 hereof ("Restricted Business") or (b) directly or indirectly, except by means of a general public solicitation, solicit, encourage, entice or induce any Person who is an employee of the Seller or the Subsidiary at the date hereof or at the date of the Closing, to terminate his or her employment with Buyer or the Subsidiary. CM and the Seller agree that they will maintain and they will cause to be maintained by all of their Affiliates the confidentiality of, and will not use in competition with the business of the Buyer all confidential information and all trade secrets held by or known to the Seller or any of its Affiliates which after the Closing are the property of the Buyer, subject to the same qualifications as are contained in the Confidentiality Agreement. Notwithstanding the foregoing, the prohibitions set forth in this Section 7.11 shall be deemed not to prevent CM or its Affiliates from (i) engaging in any business heretofore engaged in by any of them (other than businesses engaged in solely by the Seller), (ii) acquiring any company or companies or the stock or assets thereof, which companies engage in the Restricted Business, but only if the aggregate most recent annual revenues of such Restricted Business does not exceed one-third of the aggregate most recent annual revenues of such acquired company, (iii) supplying goods and services to, engaging in joint sales with, assisting in the development of improved products for, providing component parts to (or, in each case, any similar activity), any competitor of the Buyer, provided that CM or such

Affiliate does not enter into any joint venture with any such competitor in which the aggregate equity interest of CM and its Affiliates exceeds fifty percent (50%) or in which the day to day control of such joint venture is with CM or such Affiliate. The Seller agrees that money damages will not be an adequate remedy and that Buyer shall be entitled to equitable relief, including but not limited to injunction, in the event of any breach of this Section 7.11, in addition to any other remedies available to Buyer at law.

     7.12 CONSENTS. The Seller and the Buyer shall cooperate and use reasonable commercial efforts to obtain any necessary consent of any Person to the assignment to Buyer of Seller's or the Subsidiary's rights and obligations under any Contract. Neither the Seller nor the Buyer shall be required to make any payment to any Person in connection with the effort to obtain any such consent. Seller shall be obligated to make any payment in connection with obtaining such consent if the payment is required by the express terms of a Contract between the Seller or the Subsidiary and such Person.

     7.13 STAY PAY AGREEMENTS. The Seller shall be responsible for and pay the amounts due to its employees at Closing pursuant to the Stay Pay Agreements entered into with the employees listed in SCHEDULE 7.13 ("Stay Pay Agreements") and for severance benefits for employees of the Seller terminated prior to the Closing Date. In addition to the salaries and benefits as provided in the last sentence of Section 7.4(a), the Buyer shall pay the Assumed Portion when due after the Closing Date.

     7.14 ANCILLARY AGREEMENTS. The Buyer and Seller shall execute and deliver at Closing the Transitional Services Agreement and the Earnout Agreement.

     7.15 CERTAIN CONSENTS. Nothing in this Agreement shall be construed as an attempt to assign any Contract which is by its terms or by law not assignable without the consent of the other party or parties thereto unless such consent shall have been given. However, in order to provide the Buyer with the benefits of and relieve the Seller of its obligations under every Contract, the Buyer and the Seller shall use all commercially reasonable efforts (but without any payment of money or other consideration) to obtain the consent of the other party or parties to any such Contract. If any such consent is not obtained and an attempted assignment thereof would be ineffective, the Seller will cooperate with the Buyer in any reasonable arrangement proposed by the Buyer under which the Buyer may obtain the benefits and assume the obligations under such Contract including sublicensing, subcontracting or subleasing arrangements or under which the Seller would enforce for the benefit of the Buyer, at the Buyer's expense, all rights of the Seller thereunder and the Buyer would assume or otherwise discharge all the Seller's obligations to perform under such Contract. In attempting to obtain any consent to any assignment under any Contract, the parties shall use all commercially reasonable efforts to cause the consent to assignment to operate as a novation or substitution of the Buyer in place of the Seller pursuant to which the Seller shall be released from all obligations under any of the Contracts which are assumed by the Buyer.

     7.16 CHANGE OF NAME.   The  Seller  will  change  its name  from  Automatic
Systems, Inc. to a dissimilar name as soon as practicable after the Closing and will not use such name in the conduct of its business.

     7.17 CONFIDENTIALITY. Following the Closing, the Buyer may have in its possession or acquire as a result of the Transitional Services Agreement, confidential information regarding CM and its Affiliates (other than the Seller and the Subsidiary) that does not relate to the Assets, Contracts and Assumed Obligations. The Buyer shall not use and shall maintain the confidentiality of such information.

     7.18 CM OBLIGATIONS. CM shall agree to pay and discharge or reimburse the Seller for all obligations and liabilities related to any (a) severance obligations that are owed to any employees of the Seller or the Subsidiary terminated prior to the Closing Date and not hired by the Buyer, (b) obligations under the Stay Pay Agreements (other than the salary and benefits provided in the last sentence of Section 7.4(a) and the Assumed Portion), (c) workers compensation claims of any former employees of the Seller or the Subsidiary employed by the Buyer arising from any events occurring prior to the Closing Date and (d) all Tax obligations of the Seller, other than real and personal property Taxes and other non-income Taxes of the Seller or the Subsidiary incurred after March 31, 2002. CM shall also continue to maintain general liability insurance which insures against obligations and liabilities arising from the ownership, operation and design of products manufactured or installed in the conduct of the Seller's or the Subsidiary's business prior to the Closing Date (upon such terms and in such amounts which are applicable to CM and all of its Affiliates), shall keep such coverage in effect for six (6) years after the Closing Date and shall provide a certificate evidencing such insurance annually during such six (6) year period.

     7.19 BUYER OBLIGATIONS. Buyer shall maintain general liability insurance on such terms and such amounts as it deems appropriate which is applicable to Buyer and its Affiliates which insures against obligations and liabilities arising from the ownership, operation and design of products manufactured and installed in the conduct of Buyer's or its Affiliate's business after the closing, shall keep such coverage in effect for six (6) years after the Closing Date and shall provide a certificate evidencing such insurance annually during such six (6) year period.

     7.20 REMITTANCE. After Closing, any amounts received by Seller or its Affiliates for any Accounts Receivable shall be remitted to Buyer within 48 hours of receipt.


                                   ARTICLE 8

                       CONDITIONS PRECEDENT OF THE SELLER

     The  obligation of the Seller to consummate the  transactions  described in
Article 2 hereof is subject to the fulfillment of each of the following conditions prior to or at the Closing:

     8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer made hereunder shall be true in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case such representation and warranty shall be true in all material respects as of such date.

     8.2 AGREEMENTS. The Buyer shall have performed and complied in all material respects with all its undertakings and agreements required by this Agreement to be performed or complied with by the Buyer prior to or at the Closing.

     8.3 BUYER CERTIFICATE. The Seller shall have been furnished with a certificate of an authorized officer of the Buyer, dated the Closing Date, certifying to the effect that the conditions contained in Sections 8.1 and 8.2 have been fulfilled.

     8.4 NO INJUNCTION. No injunction, restraining order or decree of any nature of any court or governmental or regulatory authority shall exist against the Buyer, the Seller, the Subsidiary or any of their respective Affiliates, or any of the principals, officers or directors of any of them, that restrains, prevents or materially changes the transactions contemplated hereby.

     8.5 CONSENTS. All material consents, approvals and authorizations of governmental and regulatory authorities, and all material filings with and notifications of governmental authorities and regulatory agencies or other entities which regulate the businesses of CM, the Seller, the Subsidiary or the Buyer, necessary on the part of CM, the Seller, the Subsidiary, the Buyer, or their respective Affiliates, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained or effected.

     8.6 LENDERS ACTION; RELEASE OF SECURITY INTERESTS. On or prior to the Closing Date, CM shall have received the consents of its lenders to this Agreement and the transactions contemplated hereby and the Encumbrances set forth on SCHEDULE 5.6 shall be terminated and released as to any and all of the Assets and the assets and property of the Subsidiary subject thereto.

     8.7 MISCELLANEOUS CLOSING DELIVERIES. The Seller shall have received each of the following:

          (a) all payments, documents, instruments and other closing deliveries specified in Section 3.2(b) and Article 7; and

          (b) such evidence as the Seller may reasonably request in order to establish (i) the corporate power and authority of the Buyer to consummate the transactions contemplated by this Agreement and (ii) compliance with the conditions of Closing set forth herein.


                                   ARTICLE 9

                        CONDITIONS PRECEDENT OF THE BUYER

     The  obligation of the Buyer to consummate  the  transactions  described in
Article 2 hereof is subject to the fulfillment of each of the following conditions prior to or at the Closing:

     9.1 REPRESENTATIONS AND WARRANTIES. All of the Seller's representations and warranties in this Agreement shall be accurate in all material respects at and as of the Closing Date, as if made on and as of the Closing Date (without giving effect to any supplemental disclosures made after the date of this Agreement), and all of the Seller's representations and warranties in this Agreement that contain an express materiality or Material Adverse Effect qualification shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, without giving effect to any supplemental disclosures made after the date of this Agreement, except for changes permitted or contemplated by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case such representation and warranty shall be true as of such date.

     9.2 AGREEMENTS. The Seller and CM shall have performed and complied with all of its respective undertakings and agreements required by this Agreement to be performed or complied with by the Seller and CM prior to or at the Closing.

     9.3 THE SELLER'S CERTIFICATE. The Buyer shall have been furnished with a certificate of an authorized officer of the Seller, dated the Closing Date, certifying to the effect that the conditions contained in Sections 9.1 and 9.2 have been fulfilled.

     9.4 NO INJUNCTION. No injunction, restraining order or decree of any court or governmental or regulatory authority shall exist against the Buyer, CM, the Seller, the Subsidiary or any of their respective Affiliates, or any of the principals, officers or directors of any of them, that restrains, prevents or materially changes the transactions contemplated hereby.

     9.5 CONSENTS. All material consents, approvals and authorizations of governmental and regulatory authorities, and all filings with and notifications of governmental authorities and regulatory agencies or other entities which regulate the businesses of CM, the Seller, the Subsidiary, the Buyer or their respective Affiliates, necessary on the part of CM, the Seller, the Subsidiary or the Buyer, or their respective Affiliates, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained or effected. The consents to assignment referred to in
SCHEDULE 5.9(C) shall have been obtained.

     9.6 NO MATERIAL ADVERSE CHANGE. Since March 31, 2002, except as set forth on SCHEDULE 9.6, without giving effect to any supplemental disclosure made after the date hereof, there shall have been no Material Adverse Effect.

     9.7 RELEASE OF SECURITY INTERESTS. On or prior to the Closing Date, the Encumbrances set forth on SCHEDULE 5.6 shall be terminated and released as to the Assets and the assets and properties of the Subsidiary.

     9.8 FINAL BALANCE SHEET. The parties hereto have resolved all disputes regarding the Final Balance Sheet in accordance with Section 4.1(a).

     9.9 MISCELLANEOUS CLOSING DELIVERIES. The Buyer shall have received each of the following:

          (a) all documents, instruments and other closing deliveries specified in Sections 3.2(a) and Article 7; and

          (b) such evidence as the Buyer may reasonably request in order to establish (i) the corporate power and authority of the Seller to consummate the transactions contemplated by this Agreement and (ii) compliance with the conditions of Closing set forth herein.

     9.10 RELEASE OF NONCOMPETITION AND ASSIGNMENT. The Seller shall have released Robert A. Hoehn and the Hoehn Family LLC from all noncompetition agreements contained in the Stock Purchase Agreement, dated as of March 11, 1998 by and between LICO, Inc. and CM ("SPA") except to the extent they relate to LICO Steel, Inc. and CM shall have assigned to the Buyer all of its rights under noncompetition agreements of former shareholders of LICO, Inc. entered into in connection with the consummation of the SPA, except to the extent they relate to LICO Steel, Inc.

     9.11 AVAILABLE FINANCING. Funding shall be made available to Buyer on the Closing Date to facilitate Closing. Seller shall have executed and delivered an intercreditor agreement with Buyer and Buyer's lenders in form and substance reasonably satisfactory to Buyer's lender (the "Intercreditor Agreement").

     9.12 ENVIRONMENTAL. The Buyer shall have received Phase I environmental surveys for each of the premises on which Seller or the Subsidiary operates its business and shall be satisfied with the matters contained in such reports. Buyer shall promptly seek such surveys and shall promptly provide copies of such surveys to the Seller.


                                   ARTICLE 10

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     10 SURVIVAL. The respective representations and warranties of the Seller and of the Buyer hereunder shall survive the Closing for a period of fifteen
(15) months; PROVIDED, HOWEVER, the representations and warranties in Sections 5.2, 5.11, 5.12 and 5.14 shall survive the Closing for a period equal to the applicable statute of limitations.


                                   ARTICLE 11

                                 INDEMNIFICATION

     11.1 INDEMNIFICATION OF THE BUYER AND ITS AFFILIATES. The Seller agrees to defend, indemnify and hold harmless the Buyer, any Affiliates of the Buyer and the officers, directors, employees, agents, advisors, and representatives of such Person, and their respective successors and assigns (individually, a "BUYER INDEMNITEE", and collectively, the "BUYER INDEMNITEES"), against and in respect of:

          (a) any and all losses, damages, deficiencies or liabilities ("LOSSES") caused by, resulting or arising from or otherwise relating to any failure by the Seller to perform or otherwise fulfill or comply with, if the Closing shall occur, (A) any failure of any representation or warranty of the Seller contained herein to be true when made and as at the Closing Date, it being understood that to the extent that any such representations and warranties were made as of a specified date the same shall apply only to the failure of such representations and warranties to be true as of such specified date, (B) the failure of the Seller or its Affiliates to comply with any undertaking or other agreement or obligation hereunder to be performed, fulfilled or otherwise complied with by the Seller after the Closing; and

          (b) any and all liabilities and obligations (other than the Assumed Obligations) arising from the Excluded Assets or the Excluded Liabilities; and

          (c) any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, costs and expenses (all together "COSTS"; Costs and Losses together shall hereinafter be referred to as "DAMAGES"), including reasonable attorneys' fees (whether or not incurred by the Buyer Indemnitees in connection with any action, suit, proceeding or claim against the Seller hereunder), incident to any of the foregoing or such indemnification; PROVIDED, HOWEVER, that if any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against any Buyer Indemnitee in respect of which such Buyer Indemnitee proposes to demand indemnification, such Buyer Indemnitee shall notify the Seller thereof within a reasonable period of time (and in no event more than fifteen (15) days) after assertion thereof. Subject to rights of or duties to any insurer or other third Person having liability therefor, the Seller shall have the right within thirty (30) days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at its own expense, employment of counsel and at any time thereafter to exercise on behalf of the Buyer Indemnitee any rights which may mitigate any of the foregoing; PROVIDED, HOWEVER, that if the Seller shall have exercised its right to assume such control, the Buyer Indemnitee (i) may, in its sole discretion, employ counsel to represent it (in addition to counsel employed by the Seller, and in the latter case, at Buyer Indemnitee's sole expense) in any such matter, and in such event counsel selected by the Seller shall be required to cooperate with such counsel of Buyer Indemnitee in such defense, compromise or settlement for the purpose of informing and sharing information with such Buyer Indemnitee and (ii) will, at its own expense (subject to reimbursement by the Seller of reasonable out-of-pocket expenses), make available to the Seller those employees of the Buyer or any Affiliate of the Buyer (including but not limited to the Subsidiary) whose assistance, testimony or presence is reasonably necessary to assist the Seller in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment; and PROVIDED, HOWEVER, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of the Buyer and its Affiliates (including but not limited to the Subsidiary).

Notwithstanding any other provision contained in this Agreement, nothing in this
Section 11.1 shall obligate Seller to indemnify any Buyer Indemnitee for any Damages to the extent such Damages are caused by the wrongful acts or negligence of the Buyer or any of its subsidiaries after the Closing Date.

     11.2 INDEMNIFICATION OF THE SELLER AND ANY AFFILIATE OF THE SELLER. The Buyer agrees to defend, indemnify and hold harmless the Seller, any Affiliate of the Seller and the officers, directors, employees, agents, advisors and representatives of each such Person, and their respective successors and assigns (individually, a "SELLER INDEMNITEE", and collectively, the "SELLER INDEMNITEES"), against and in respect of:

          (a) any and all Losses caused by, resulting or arising from or otherwise relating to any failure by the Buyer to perform or otherwise fulfill or comply with, if the Closing shall occur, any failure of any representation or warranty of the Buyer contained herein to be true when made and as at the Closing Date, it being understood that to the extent that any such representations and warranties were made as of a specified date the same shall apply only to the failure of such representations and warranties to be true as of such specified date or the failure of the Buyer to comply with any undertaking or other agreement or obligation hereunder to be performed, fulfilled or otherwise complied with by the Buyer after the Closing;

          (b) any and all liabilities and obligations, whether or not known, of the Seller and any Affiliate of the Seller assumed by the Buyer or any Affiliate of the Buyer pursuant to Sections 2.3 and 7.4 or otherwise relating to the businesses of the Seller or the Subsidiary (other than with respect to the Seller's obligations under Section 11.1(a) hereof); and

          (c) any and all Costs, including reasonable attorneys' fees (whether or not incurred by the Seller Indemnitees in connection with any action, suit, proceeding or claim against the Buyer hereunder), incident to any of the foregoing or such indemnification; PROVIDED HOWEVER, that if any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against any Seller Indemnitee in respect of which such Seller Indemnitee proposes to demand indemnification, such Seller Indemnitee shall notify the Buyer thereof within a reasonable period of time (and in no event more than fifteen (15) days) after assertion thereof. Subject to rights of or duties to any insurer or other third Person having liability therefor, the Buyer shall have the right within thirty
(30) days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at its own expense, employment of counsel and at any time thereafter to exercise on behalf of Seller Indemnitee any rights which may mitigate any of the foregoing; PROVIDED, HOWEVER, that if the Buyer shall have exercised its right to assume such control, Seller Indemnitee (i) may, in its sole discretion, employ counsel to represent it (in addition to counsel employed by the Buyer, and in the latter case, at Seller Indemnitees' sole expense) in any such matter, and in such event counsel selected by the Buyer shall be required to cooperate with such counsel of Seller Indemnitee in such defense, compromise or settlement for the purpose of informing and sharing information with such Seller Indemnitee and (ii) will, at its own expense (subject to reimbursement by the Buyer of reasonable out-of-pocket expenses), make available to the Buyer those employees of the Seller or any Affiliate of the Seller whose assistance, testimony or presence is necessary to assist the Buyer in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment; and PROVIDED, HOWEVER, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of the Seller or any Affiliate of the Seller.

Notwithstanding any other provision contained in this Agreement, nothing in this
Section 11.2 shall obligate Buyer to indemnify any Seller Indemnitee for any Damages to the extent such Damages are caused by the wrongful acts or negligence of Seller or any of its subsidiaries prior to the Closing Date; provided, however, that nothing in this Section 11.2 shall limit in any respect Buyer's obligations under Sections 2.3 and 7.4 or to indemnify all Seller Indemnitees with respect to such obligations in accordance with Section 11.2.

     11.3 REMEDIES. Except as otherwise specifically provided in this Article 11 and Sections 7.6 and 7.11, the sole and exclusive remedy of both the Buyer Indemnitees and the Seller Indemnitees hereunder or otherwise in connection with the transactions contemplated hereby shall be restricted to the indemnification rights set forth in this Article 11. Without limiting the foregoing, the Buyer shall have no other rights or remedies, and shall not assert, and shall cause the Subsidiary not to assert, any claim against the Seller, or against any present or former director, officer, employee, agent or shareholder of the Seller or the Subsidiary, for or with respect to any matter, whether arising from their capacities as shareholders, directors, officers, employees or agents of the Seller or the Subsidiary, or for or with respect to any of the representations, warranties, covenants, agreements or certifications contained in or relating to this Agreement.

     11.4 CERTAIN LIMITATIONS. The liability of the Seller or the Buyer, as applicable, for claims under this Agreement shall be limited by the following:

          (a) If the Closing shall not have occurred, recovery of the Buyer pursuant to Section 11.1 shall in no event include any punitive, exemplary, special, indirect, incidental or consequential damages whatsoever.

          (b) Fifteen (15) months after the Closing Date, or the applicable statute of limitations with respect to the representation and warranties in
Section 5.2, 5.11, 5.12 and 5.14 and the third anniversary of the Closing Date with respect to a violation of Section 7.11 the Seller shall have no further liability or obligations under this Article 11 or this Agreement or otherwise, except for Damages with respect to which the Buyer Indemnitee has given the Seller adequate written notice prior to such date.

          (c) The amount of Damages otherwise recoverable under this Article 11 shall be reduced to the extent to which any Federal, state, local or foreign tax liabilities of the Seller Indemnitee or Buyer Indemnitee, as applicable, or any of their respective Affiliates (including in the case of the Buyer, and the Subsidiary once the Closing has occurred) is decreased by reason of any Damage in respect of which such Seller Indemnitee or Buyer Indemnitee, as applicable, shall be entitled to indemnity under this Agreement.

          (d) No Damages shall be recoverable by a Seller Indemnitee or Buyer Indemnitee with respect to any matter which is covered by insurance, to the extent proceeds of such insurance or other third party indemnitor are paid net of any costs incurred in connection with the collection thereof (including, but not limited to present, retrospective, or future premiums, self-insured retention amounts, deductibles, legal and administrative costs and costs of investigations) the Seller Indemnitee or Buyer Indemnitee, as the case may be, hereby agreeing to exhaust all reasonable remedies against all applicable insurers or indemnitors prior to recovering any amounts hereunder, it being understood and agreed that such reasonable remedies shall not include the commencement of litigation PROVIDED that to the extent litigation is not so commenced the indemnifying party shall be subrogated to all rights of the Seller Indemnitee or Buyer Indemnitee, as the case may be, against such insurers or indemnitors.

          (e) Any payment required under this Section 11 paid to any Buyer Indemnitee or any Seller Indemnitee, as the case may be, shall be treated by the Buyer and the Seller as a further adjustment of the Purchase Price for the Assets.

          (f) (i) No Damages shall be recoverable by a Buyer Indemnitee pursuant to the provisions of this Article 11, and no claim therefor shall be asserted by a Buyer Indemnitee for any purpose whatsoever hereunder, unless the amount of the Buyer Indemnitees' Damages equals at least $300,000 in the aggregate and then only to the extent such Damages exceed $300,000 in the aggregate.

               (ii) The aggregate amount of Damages recoverable pursuant to the provisions of this Article 11 by all Buyer Indemnitees shall be limited to $5,000,000.

               (iii) Damages recoverable by a Buyer Indemnitee shall be recoverable solely against the balance remaining in the Escrow and amounts owed pursuant to the Note as follows: 50% of any Damages to be recoverable by a Buyer Indemnitee shall be paid from the Escrow and 50% by set-off against the amounts owed pursuant to the Note except to the extent the Escrow is exhausted in which case such Damages shall be paid by set-off against the amounts owed pursuant to the Note.

               (iv) In no event shall Damages recoverable by Buyer Indemnitees in the aggregate pursuant to this Article 11 exceed, or be recoverable from any source other than the balance remaining in the Escrow or amounts unpaid under the Note.

          (g) No Damages shall be recoverable by any Buyer Indemnitee pursuant to the provisions of this Article 11, and no claim therefor shall be asserted for any purpose whatsoever hereunder, which arise out of facts, circumstances or conditions which are disclosed in this Agreement or any Schedule hereto or of which any Buyer Indemnitee had knowledge on or before the Closing Date. The knowledge of any current employee of the Seller shall not be imputed to any other Buyer Indemnitee.

          (h) Notwithstanding anything to the contrary contained in this Agreement, the Buyer Indemnitees shall not be entitled to indemnification under
Section 11.1 for any Damages to the extent that the Buyer receives at or after the Closing an adjustment to the Purchase Price with respect to the matters giving rise to such Damages by reason of Article 4 hereof.

          (i) Except to the extent Seller is liable to Buyer for a breach of the representations contained in Section 5.14, Buyer releases Seller and its Affiliates from any claims, including contribution claims arising under any Environmental Law as well as any common law regarding the protection of health, safety and the environment.

     11.5 SURVIVAL.   Notwithstanding  anything  herein  to the  contrary,  this
Article 11 shall survive termination of this Agreement without limitation.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 FURTHER ASSURANCES; COOPERATION. From time to time after the Closing, the Seller will execute and deliver, or cause to be executed and delivered, such documents to the Buyer as the Buyer shall reasonably request in order to consummate more effectively the transactions contemplated by this Agreement, and from time to time after the Closing, the Buyer will execute and deliver, or cause to be executed and delivered, such documents to the Seller as the Seller shall reasonably request in order to consummate more effectively the transaction contemplated by this Agreement. Each of the parties hereby shall use its reasonable efforts to take or cause to be taken all actions, to cooperate with the other party hereto, with respect to all actions, and to do or cause to be done, all things necessary, proper or advisable to consummate and to make effective the transactions contemplated by this Agreement, including reasonable assistance to the Seller with respect to the Excluded Liabilities.

     12.2 EXPENSES. Each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts and shall pay all other expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

     12.3 APPLICABLE LAW. The rights and duties of the Buyer and the Seller under this Agreement shall, pursuant to the New York General Obligations Law
Section 5-1401, be governed by the law of the State of New York.

     12.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after being so sent; (c) if sent by telecopy transmission, with a copy mailed on the same day in the manner provided in clause (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered and shall be delivered as follows:

     If to the Seller, to:

Columbus McKinnon Corporation
140 John James Audubon Parkway
Amherst, New York  14226-1197
Telephone:  (716) 689-5400
Telecopy:  (716) 689-5509
         Attention:  Corporate Secretary
     with a copy to:

Phillips, Lytle, Hitchcock, Blaine & Huber LLP
3400 HSBC Center
Buffalo, New York 14203
Telephone: (716) 847-8400
Telecopy: (716) 852-6100
         Attention: Frederick G. Attea, Esq.

     If to Buyer, to:

ASI Acquisition Corp.
c/o George K. Baum Merchant Banc, LLC
Twelve Wyandotte Plaza
120 West 12th Street
Kansas City, MO  64105
Telephone:  816-474-1100
Telecopy:    816-283-5376
Attention:  William Thomas

     with a copy to:
Bryan Cave LLP
One Kansas City Place, Suite 3500
1200 Main Street
Kansas City, MO  64108
Telephone:   816-374-3200
Telecopy:     816-374-3300
Attention:  James P. Pryde, Esq.

Such names and addresses may be changed by such notice.

     12.5 ENTIRE AGREEMENT. This Agreement (including the Schedules attached hereto, all of which are a part hereof) and the Confidentiality Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter, including but not limited to the Confidential Information Memorandum. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions under this Agreement other than those set forth herein or made hereunder.

     12.6 AMENDMENTS. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

     12.7 HEADINGS; REFERENCES. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "ARTICLES," "Sections," "SCHEDULES" or "EXHIBITS" shall be deemed to be references to Articles or Sections hereof or Schedules or Exhibits hereto unless otherwise indicated.

     12.8 COUNTERPARTS.   This  Agreement  may  be  executed  in   one  or  more
counterparts and each counterpart shall be deemed to be an original.

     12.9 PARTIES IN INTEREST; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Seller and Buyer and their respective successors. Except as provided in or contemplated by Article 11 (which shall confer upon the Persons referred to therein for whose benefit it is intended the right to enforce such Article, as applicable), nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement. No party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other party to this Agreement; provided, however, that the Seller and the Buyer may (i) assign its rights under this Agreement to an Affiliate and
(ii) assign or grant a security interest in the rights under this Agreement to its lender(s) as security for such party's obligations to such lender(s) (and such lender(s) may exercise its rights and remedies with respect to such security interest or assignment) in each case without any other party's prior consent. Notwithstanding the assignment of this Agreement pursuant to the provisions stated hereinabove, it is understood and agreed that the assignor shall remain responsible for its obligations under this Agreement.

     12.10 SEVERABILITY; ENFORCEMENT. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provisions shall be interpreted to be only so broad as is enforceable.

     12.11 WAIVER. Any of the conditions to Closing set forth in this Agreement may be waived in writing at any time prior to or at the Closing hereunder by the party entitled to the benefit thereof. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     12.12 RELATIONSHIP BETWEEN THE PARTIES. The parties agree that this is an arm's length transaction in which the parties' rights, undertakings and obligations are limited to those which are set forth in this Agreement.

     12.13 WAIVER OF CONSEQUENTIAL DAMAGES AND JURY TRIAL. THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER CONSEQUENTIAL DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.13.

     12.14 ARBITRATION. Any dispute between the parties hereto or claim by a party against another party arising out of or in connection with or in relation to this Agreement or any agreements to be executed in connection herewith or the Closing or in relation to any alleged breach hereof or thereof which cannot be finally settled by the parties themselves within 30 days from the first written notice of such dispute (the "Self Resolution Period"), shall be finally determined by arbitration in accordance with the rules then in force of the American Arbitration Association. The arbitration proceedings shall take place in Chicago, Illinois or such other location as the parties in dispute hereafter may agree upon; and such proceedings and shall be governed by the laws of the State of New York as such laws are applied to agreements between residents of such State entered into and to be performed entirely within such State. There shall be one arbitrator, as shall be agreed upon by the parties in the dispute, who shall be an individual skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. In the absence of such agreement, each party in dispute shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of a third arbitrator, such third arbitrator shall be appointed by the American Arbitration Association at the request of any of the parties in dispute. The arbitrators shall be individuals skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. If there are three arbitrators, the decision of a majority of the arbitrators shall govern. The decision rendered by the arbitrator or arbitrators shall be accompanied by a written opinion in support thereof. Such decision shall be final and binding upon the parties in dispute without right of appeal. Judgment upon any such decision may be entered into in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of








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

the decision and an order of enforcement. The arbitrator(s) will be authorized to impose either temporary or permanent injunctions (either before or after a full hearing). Costs of the arbitration shall be assessed by the arbitrator or arbitrators against any or all of the parties in dispute, and shall be paid promptly by the party or parties so assessed.

     12.15 WAIVER OF CERTAIN CONFLICTS. The Buyer understands and agrees that the Seller will be entitled to retain the services of Phillips Lytle as its attorneys even in the event of any dispute of the Buyer with the Seller concerning this Agreement or any of the related documents or any of the transactions contemplated hereby and thereby or whether involving the Subsidiary or its Affiliates notwithstanding any result of Phillips Lytle's prior representation of the Seller or the Subsidiary. Notwithstanding the sale of the Assets to the Buyer, the Buyer and the Seller and the Subsidiary agree that neither the Subsidiary nor the Buyer shall have the right to assert the attorney/client privilege as to pre-closing and post-closing communications between the Seller (for the Subsidiary, only with respect to pre-closing communications), on one hand, and its counsel, Phillips Lytle, on the other hand, to the extent that the privileged communications relate to this Agreement or any of the related documents or to the transactions contemplated hereby and thereby. The parties agree that only the Seller shall be entitled to assert such attorney/client privilege in connection with such communications following the Closing of this Agreement.

     The files generated and maintained by Phillips Lytle as a result of the law firm's representation of the Seller in connection with this Agreement or the agreement pursuant to which the Seller was acquired by CM or any of the related documents or any of the transactions contemplated hereby or thereby or any efforts to sell their interests in the Seller or the Subsidiary to the Buyer or any person is and will remain the exclusive property of the Seller.

     12.16 RISK OF LOSS. The Seller hereby assumes all risk of loss, damage and destruction to all or any part of the tangible Assets that occurs prior to the Closing from any cause whatsoever, whether or not they are insured therefore, including, without limitation, fire, flood, accident, acts of God, earthquake, insurrection, riot or other causes commonly referred to as force majeur. In such event the Seller, at its option, shall repair or replace the same or assign to the Buyer, Seller's right to insurance proceeds with respect thereto. In the event such insurance proceeds are inadequate to cover such loss, damage or destruction, the Seller shall pay the shortfall in cash.

     12.17 CM SUPPLY CONTRACTS. The Seller participates in or benefits under certain service arrangements of CM for services and supplies and policies referred to in Schedule 12.17 and item 17 of SCHEDULE 5.9(A) which are provided by third party vendors to CM and various of its Affiliates whether or not Seller is a named party to contracts relating to such arrangements. The parties understand that at Closing, the Buyer shall not have any right to participate in or benefit under any such arrangement. However, the Buyer shall assume and be responsible for any outstanding commitments made for the benefit of the Seller prior to the Closing and shall pay to CM the allocable charges therefore within five days after request by CM. CM will encourage the vendors under such arrangements to service the Buyer at the same level of support they provided to the Seller.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        AUTOMATIC SYSTEMS, INC.




                                        By:/S/ ROBERT L. MONTGOMERY, JR.
                                           -----------------------------
                                        Name:  Robert L. Montgomery, Jr.
                                        Title:  Vice President





                                        COLUMBUS McKINNON CORPORATION




                                        By:/S/ ROBERT L. MONTGOMERY, JR.
                                           -----------------------------
                                        Name:  Robert L. Montgomery, Jr.
                                        Title:  Chief Financial Officer







                                        ASI ACQUISITION CORP.




                                        By:/S/ STEVE CASSEL
                                           -----------------------------
                                        Name: Steve Cassel
                                        Title: Executive Vice President






1125136.21(Word)
JALhr










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